                                                                    CONFIDENTIAL

                                                                 Exhibit 10.20.1

                                                          CONFIDENTIAL TREATMENT

                                    GTC Biotherapeutics, Inc. has requested that
                                the marked portions of this document be accorded
                                   confidential treatment pursuant to Rule 24b-2 promulgated under the Securities Exchange Act


================================================================================


                            LIMITED LIABILITY COMPANY

                                    AGREEMENT

                                       OF

                                 TAURUS hSA LLC


                       ----------------------------------

                            Dated: December 20, 2002

                           Effective: January 1, 2003

                       ----------------------------------


================================================================================

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                                TABLE OF CONTENTS

                                                                                                               PAGE
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ARTICLE I       DEFINITIONS........................................................................................1

    1.1     Definitions............................................................................................1

ARTICLE II      FORMATION AND PURPOSE OF THE COMPANY..............................................................11

    2.1     Formation.............................................................................................11

    2.2     Company Name..........................................................................................11

    2.3     Effective Date........................................................................................11

    2.4     Term..................................................................................................11

    2.5     Purpose...............................................................................................11

    2.6     Offices: Registered Agent.............................................................................11

    2.7     Filings...............................................................................................11

    2.8     Execution of Initial Documents........................................................................12

ARTICLE III     CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS; ALLOCATIONS; DISTRIBUTIONS...............................12

    3.1     Capital Contributions.................................................................................12

    3.2     Subsequent Capital Contributions......................................................................12

    3.3     Capital Accounts......................................................................................13

    3.4     Net Profits and Net Loss..............................................................................13

    3.5     Regulatory Allocations................................................................................14

    3.6     Allocation of Tax Items for Federal and State and Local Tax Purposes..................................15

    3.7     Section 754 Election..................................................................................16

    3.8     Distributions.........................................................................................16

    3.9     No Return.............................................................................................17

    3.10    No Interest...........................................................................................17

    3.11    Distributions in Kind.................................................................................17

ARTICLE IV      FINANCIAL MATTERS; INFORMATION....................................................................17

    4.1     Books of Account......................................................................................17

    4.2     Financial Statements and Other Information............................................................18

    4.3     Inspection Rights of Members..........................................................................18

    4.4     Other Information.....................................................................................18

ARTICLE V       TAX MATTERS.......................................................................................18

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
    5.1     Partnership for Tax Purposes..........................................................................18

    5.2     Tax Matters Member....................................................................................19

    5.3     Tax Elections, Tax Reporting and Accounting Decisions.................................................19

    5.4     Tax Returns...........................................................................................19

    5.5     Withholding...........................................................................................19

ARTICLE VI      GOVERNANCE AND MANAGEMENT OF THE COMPANY..........................................................20

    6.1     Powers of Members.....................................................................................20

    6.2     Management of the Company.............................................................................20

    6.3     Appointment and Removal of the Committee Members......................................................20

    6.4     Meetings of the Management Committee..................................................................21

    6.5     Quorum and Voting.....................................................................................21

    6.6     Procedural Matters of the Management Committee........................................................24

    6.7     Deadlock..............................................................................................25

    6.8     Managers..............................................................................................25

    6.9     Additional Personnel/Services.........................................................................26

    6.10    Initial Focus of Company..............................................................................27

ARTICLE VII     LIABILITY; EXCULPATION; INDEMNIFICATION...........................................................27

    7.1     Liability for Debts of the Company; Limited Liability.................................................27

    7.2     Inapplicability of Certain Doctrines..................................................................28

    7.3     Indemnification.......................................................................................28

    7.4     Procedures............................................................................................28

    7.5     Non-Exclusive Remedy..................................................................................29

    7.6     Continuing Provisions.................................................................................29

ARTICLE VIII    DISSOLUTION AND WINDING UP; RESIGNATION OF A MEMBER...............................................29

    8.1     Dissolution Events....................................................................................29

    8.2     Termination...........................................................................................29

    8.3     Certain Catch-Up Payments.............................................................................31

    8.4     Survival of Rights, Duties and Obligations............................................................33

    8.5     No Resignations by Members............................................................................33

ARTICLE IX      TRANSFERS OF INTERESTS; EXIT STRATEGY; ADMISSION OF MEMBERS.......................................33

    9.1     General Restrictions on Transfer......................................................................33

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
    9.2     Right of First Offer..................................................................................33

    9.3     Transfers to Third Parties............................................................................34

    9.4     Exit Strategy.........................................................................................34

    9.5     Approvals.............................................................................................36

    9.6     Recognition of Transfer of Member Interests; Additional Members.......................................36

    9.7     Buyback Right.........................................................................................36

ARTICLE X       COMPANY BUSINESS PLAN AND BUDGET..................................................................38

    10.1    Approval of Proposed Company Business Plan and Budget.................................................38

    10.2    Quarterly Company Business Plan and Budget............................................................38

ARTICLE XI........................................................................................................38

ARTICLE XI      MEMBER REPRESENTATIONS AND WARRANTIES; MEMBER COVENANTS...........................................39

    11.1    Member Representations and Warranties.................................................................39

    11.2    Covenant Not to Compete...............................................................................39

    11.3    Future Developments...................................................................................39

    11.4    No Further Obligations................................................................................40

ARTICLE XII     GENERAL PROVISIONS................................................................................41

    12.1    Notices...............................................................................................41

    12.2    Confidential Information..............................................................................42

    12.3    Use of Names..........................................................................................43

    12.4    Entire Agreement; Non-Waiver..........................................................................44

    12.5    Amendments and Waivers................................................................................44

    12.6    Successors and Assigns................................................................................44

    12.7    Resolution of Disputes................................................................................44

    12.8    Further Assurances....................................................................................45

    12.9    Applicable Law........................................................................................45

    12.10   Severability..........................................................................................45

    12.11   Counterparts..........................................................................................45

SCHEDULES

Schedule A - GTC Contributed Assets
Schedule B - Percentage Interests
Schedule C - Incurred and Forecasted 2002 Expenses of GTC
Schedule D - Principal Terms of Service Agreements

                       LIMITED LIABILITY COMPANY AGREEMENT

     This Limited Liability Company Agreement (the "AGREEMENT") of Taurus hSA LLC, a Delaware limited liability company (the "COMPANY"), dated December 20, 2002 and effective as of January 1, 2003 (the "EFFECTIVE DATE"), is entered into by and among Fresenius Kabi Holding, Inc., a Delaware corporation ("FRESENIUS KABI") and GTC Biotherapeutics, Inc., a Massachusetts corporation ("GTC," together with Fresenius Kabi, the "MEMBERS").

                                    RECITALS

     WHEREAS, the Members desire to enter into this Agreement in order to set forth certain matters concerning the ownership and operation of the Company and their understanding and agreement with respect to certain rights and obligations of the Members as members of the Company;

     NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

          1.1     DEFINITIONS.

          (a) As used in this Agreement, the following terms shall have the meanings set forth below:

     "ACT" shall mean the Limited Liability Company Act of the State of Delaware, as amended from time to time.

     "ADJUSTED CAPITAL ACCOUNT DEFICIT" shall mean with respect to any Member the deficit balance, if any, in a Member's Capital Account at the end of any Fiscal Year, with the following adjustments: (i) credit to such Capital Account any amount that such Member is obligated or deemed obligated to restore under Regulations Section 1.704-1(b)(2)(ii)(c), as well as any additions thereto pursuant to the next to last sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), after taking into account thereunder any changes during such year in Company Minimum Gain and in the minimum gain attributable to any Member Nonrecourse Debt; and (ii) debit to such Capital Account the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4),(5) and (6). The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted in a manner consistent with such intent.

     "AFFILIATE" shall mean any partnership, limited liability company, corporation, trust or other entity or association, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with, a Member. The term "control" means the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the controlled corporation, limited liability company, partnership, trust or other entity or

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association, or the power, directly or indirectly, to direct or cause the direction of the management or policies of such controlled entity.

     "BUSINESS DAY" shall mean any day except a Saturday, Sunday or other day on which commercial banking institutions in Boston, Massachusetts or Frankfurt, Germany, are authorized to close.

     "BUYBACK RIGHT" shall have the meaning set forth in Section 9.7(a).

     "BUYING MANAGING MEMBER" shall have the meaning set forth in
Section 9.7(a).

     "CAPITAL ACCOUNT" shall mean, with respect to any Member, the separate account that the Company shall establish and maintain for such Member in accordance with the following provisions:

          (i) To each Member's Capital Account there shall be credited the amount of such Member's cash contributions and the agreed value of such Member's non-cash contributions, such Member's distributive share of Net Profits and any items in the nature of income or gain specially allocated to such Member hereunder, and the amount of any Company liabilities assumed by such Member or which are secured by any property distributed to such Member.

          (ii) To each Member's Capital Account there shall be debited the Member's distributive share of Net Loss, any items in the nature of deductions or losses specially allocated to such Member hereunder, the amount of any cash and the Gross Asset Value of any property distributed to such Member pursuant to the terms of this Agreement, and the amount of any liabilities of such Member assumed by the Company or which are secured by any property contributed by such Member to the Company.

          (iii) In the event any interest in the Company is transferred in accordance with the terms of this Agreement, then the Transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

          (iv) In determining the amount of any liability for purposes of subparagraphs (i) and (ii) hereof, there shall be taken into account
          Section 752(c) of the Code and any other applicable provisions of the Code and the Regulations.

     The foregoing definition, and the other provisions of this Agreement relating to the maintenance of Capital Accounts, are intended to comply with
Section 704(b) of the Code and Section 1.704-1(b) of the Regulations and shall be interpreted and applied in a manner consistent therewith. In the event the Management Committee determines that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with such Regulations, or in the event this Agreement fails to indicate the proper Capital Account treatment for a particular item of income, gain, deduction, loss, or amounts in the nature thereof, the Management Committee may make proper adjustments to the Members' Capital Accounts, provided that, and notwithstanding anything in this Agreement to the contrary, the adjustments do not materially affect the amounts distributable to any Member in accordance with their underlying economic arrangements as evidenced by the other provisions of this Agreement. All adjustments shall be made in a way that (i) is consistent with the underlying economic arrangements of the Members; (ii) maintains equality between the aggregate governing Capital Accounts of the Members and the amount of Company capital reflected on the Company's balance sheet, as computed for book purposes in accordance with Regulations Section 1.704-1(b)(2)(iv)(g); and (iii) is based, wherever practicable, on federal tax accounting principles.

     "CODE" shall mean the Internal Revenue Code of 1986, as such may be amended from time to time.

     "COMMITTEE MEMBERS" shall have the meaning set forth in Section 6.3.

     "COMPANY BUSINESS" shall mean (i) the development, manufacture, use, marketing, sale and overall commercialization of rhSA and products derived from or utilizing rhSA (excluding fusion proteins) for both Therapeutic and Non-Therapeutic Uses, (ii) such other business activities as shall be approved by the Management Committee in accordance herewith and (iii) all activities necessary in connection with, or incidental to, the foregoing.

     "COMPANY BUSINESS PLAN AND BUDGET" shall mean the Proposed Company Business Plan and Budget as approved in accordance with Section 10.1.

     "COMPANY MINIMUM GAIN" shall have the same meaning as the term "partnership minimum gain" as such term is defined in Regulations Sections 1.704-2(b)(2) and
(d)(1).

     "DECREASED PERCENTAGE MEMBER" shall have the meaning set forth in
Section 6.6.

     "DEPRECIATION" shall mean, for each Fiscal Year or other period, an amount equal to the federal income tax depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such Fiscal Year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year or other period, Depreciation shall be an amount that bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such Fiscal Year or other period bears to such beginning adjusted tax basis; provided, however, that if the adjusted tax basis for federal income tax purposes of an asset at the beginning of such Fiscal Year or other period is zero, Depreciation shall be determined by reference to such beginning Gross Asset Value using any reasonable means selected by the Management Committee.

     "DISSOLUTION EVENT" shall have the meaning set forth in Section 8.1.

     "ECONOMIC RISK OF LOSS" shall have the meaning specified in Regulations
Section 1.752-2.

     "EXCIPIENT USES" shall mean uses of rhSA for the (galenic) formulation and stabilization of a drug, usually plasma-derived or recombinant biopharmaceuticals, where rhSA is a non-biologically active component of that drug.

     "EXCLUDED LOSSES" shall mean, with respect to any Losses incurred by an Indemnified Person, all such Losses arising from, in respect of or in connection with any criminal conduct, intentionally tortious conduct, willful misconduct, gross negligence, fraud, knowing violation or contravention of any United States federal or state or foreign law or any breach of any of the material terms of this Agreement or any other agreement with the Company to which such Indemnified Person is a party, in each case on the part of such Indemnified Person or its Affiliates or any of their respective employees, Committee Members, officers, directors, shareholders, members, partners, agents or authorized representatives.

     "EXERCISE DATE" shall have the meaning set forth in Section 9.7(b).

     "EXERCISE NOTICE" shall have the meaning set forth in Section 9.2.

     "EXISTING SERVICE ARRANGEMENTS" shall mean all service agreements and other arrangements relating to the Field of Interest, including without limitation the following agreements and arrangements: (i) Exclusive Development and License Agreement between Advanced Cell Technology, Inc. and GTC dated June 8, 1999;
(ii) Collaboration Agreement between GTC and Pro-Edge, LP (d/b/a Trans Ova Genetics) dated February 25, 1997, (iii) Process Transfer and Scaleup Agreement dated November 15, 2001 between Sigma-Aldrich, Inc. and GTC and (iv) Heads of Agreement dated May 24, 1999 by and between Prometic Biosciences Inc. and GTC, and all amendments, modifications or supplements to the foregoing.

     "EXIT STRATEGY" shall mean (i) the sale of the Company pursuant to a sale of all or substantially all equity interests in the Company, a sale of all or substantially all of the assets of the Company, a merger or a consolidation ("SALE OF COMPANY") to an unaffiliated third party, (ii) a sale by a Member of all of its Interest or (iii) a liquidation of the Company.

     "FAIR MARKET VALUE" of (i) cash equivalents shall be the face amount thereof, (ii) marketable securities shall be the last reported sale price thereof on the principal market on which it traded on the last full trading day prior to the determination and (iii) any other assets or property shall be the price that a willing seller would sell and a willing buyer would buy such assets or property having full knowledge of the facts, and assuming each party acts on an arm's-length basis with the expectation of concluding the purchase and sale within a reasonable time.

     "FIELD OF INTEREST" shall have the meaning set forth in Section 11.2.

     "FISCAL YEAR" shall mean the Company's fiscal year, which shall be the calendar year, unless the Code requires otherwise. The Fiscal Year shall include any partial year at the inception or liquidation of the Company.

     "FRESENIUS KABI" shall have the meaning set forth in the Recitals and shall include its permitted Transferees.

     "GAAP" shall mean United States generally accepted accounting principles as in effect from time to time.

     "GENERAL MANAGER" shall have the meaning set forth in Section 6.8.

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     "GROSS ASSET VALUE" shall mean, with respect to any asset, the adjusted basis of such asset for federal income tax purposes, except that

                  (i) the initial Gross Asset Value of any asset contributed by a Member to the Company shall be an amount equal to the Fair Market Value of such asset as determined by the Management Committee;

                  (ii) the Gross Asset Values of all Company assets shall be adjusted to equal their respective Fair Market Values (taking
          Section 7701(g) of the Code into account) and making concurrent adjustments to the Members' Capital Accounts, as provided in
          Section 1.704-1(b)(2)(iv)(f) of the Regulations and as determined by the Management Committee to be necessary to reflect the relative economic interests of the Members in the Company, as of the following times: (a) immediately prior to the admission of a new Member to the Company or acquisition by an existing Member of an additional interest in the Company, provided that the consideration contributed to the Company upon such admission or acquisition is more than a DE MINIMIS amount of money or property; (b) immediately prior to the distribution by the Company to a Member of more than a DE MINIMIS amount of property as consideration for an interest in the Company; and (c) immediately prior to the liquidation of the Company within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Regulations;

                  (iii) the Gross Asset Value of any Company asset distributed to any Member shall be the Fair Market Value of such asset on the date of distribution; and

                  (iv) the Gross Asset Value of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to the Code Section 734(b) or Code
          Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations
          Section 1.704-1(b)(2)(iv)(m) and Net Profits and Net Loss; provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (iv) if the Management Committee determines that an adjustment pursuant to subparagraph (ii) hereof is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (iv).

     If the Gross Asset Value of Company assets has been so determined or adjusted, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset. The Fair Market Value of the Company's assets shall be determined by the Management Committee.

     "GTC" shall have the meaning set forth in the Recitals and shall include its permitted Transferees.

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     "GTC CONTRIBUTED ASSETS" shall mean in cash and certain intellectual property listed on Schedule A, with an agreed value for purposes of this Agreement of [****(*)].

     "GOVERNMENTAL ENTITY" shall mean any government or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, national, provincial, prefectural, state or local, domestic or foreign.

     "IMPROVEMENT(S)" shall mean any improvements, modifications or enhancements of or to any of the intellectual property owned or controlled by the Company.

     "INDEMNIFIED LOSSES" shall mean any and all Losses incurred or suffered by any Indemnified Person as a result of or arising from any Third Party Proceeding; PROVIDED that Indemnified Losses shall not include (i) any Excluded Losses of such Indemnified Person, (ii) any loss that is incurred or suffered by an Indemnified Person solely as a result of an allocation of loss, expense or deduction to any Member's Capital Account pursuant to the terms of this Agreement or (iii) any loss of profit or return on any Indemnified Person's direct or indirect investment in the Company (including any diminution in the value thereof).

     "INDEMNIFIED PERSON" shall mean each Member, each Affiliate of such Member and each employee, officer, director, shareholder, member, partner, agent or authorized representative of such Affiliate or Member including, without limitation, the Managers and Committee Members.

     "INDEPENDENT VALUATION" shall have the meaning set forth in Section 9.2.

     "INITIATING MEMBER" shall have the meaning set forth in Section 9.4.

     "INTEREST" shall have the same meaning as the term "limited liability company interest," as such term is defined in section 18-101(8) of the Act.

     "INVENTING MEMBER" shall have the meaning set forth in Section 11.3.

     "INVENTION(S)" shall mean any and all proprietary and nonpublic inventions (whether or not patentable), discoveries, technical data, formulae, specifications, testing methods, trade secrets, know how, processes, uses, process information, and other information and biological, chemical or other materials.

     "LAW" shall mean any constitutional provision, statute or other law, rule, regulation or interpretation of any Governmental Entity and any decree, injunction, judgment, order, ruling, assessment or writ.

     "LIQUIDATING MEMBER" shall have the meaning set forth in Section 8.2.

     "LOSSES" shall mean any and all losses, claims, demands, expenses, damages, costs, judgments, causes of action, assessments, fines, deficiencies, penalties or other liabilities (including, without limitation, amounts paid in settlement and reasonable legal expenses).

----------
(*) Confidential Treatment has been requested for the marked portion.

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     "MAJOR DECISIONS" shall have the meaning set forth in Section 6.5.

     "MANAGEMENT COMMITTEE" shall have the meaning set forth in Section 6.2.

     "MANAGERS" shall have the meaning set forth in Section 6.8.

     "MANAGING MEMBER" shall mean, initially, GTC and Fresenius Kabi, and, thereafter, any Person who is a Transferee (as defined in Section 9.6) of all Percentage Interests held by GTC or Fresenius Kabi and who is admitted as a Member pursuant to Section 9.6.

     "MEMBER" shall mean each Person that is admitted as a member of the Company on the date hereof as provided herein, and each other Person that becomes a member of the Company in accordance with the terms of this Agreement and the Act.

     "MEMBER'S ADDITIONAL INVESTMENT" shall have the meaning set forth in
Section 3.2.

     "MEMBER'S INITIAL VALUE" shall have the meaning set forth in Section 3.2.

     "MEMBER LOAN MINIMUM GAIN" shall have the meaning as the term "partner nonrecourse debt minimum gain" as such term is defined in Regulation
Section 1.704-2(i)(2).

     "MEMBER NONRECOURSE DEBT" shall have the same meaning as the term "partner nonrecourse debt" as such term is defined in Regulations Section 1.704-2(b)(4).

     "MEMBER NONRECOURSE DEDUCTIONS" shall have the meaning set forth in
Section 3.5(d).

     "MEMBER OFFICERS" shall have the meaning set forth in Section 6.7.

     "MPI" shall have the meaning set forth in Section 9.7(a).

     "NET PROFITS" and "NET LOSS" shall mean, for each Fiscal Year or other period, an amount equal to the Company's taxable income or loss for such Fiscal Year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

                  (1) in lieu of the depreciation, amortization and/or cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year or other period;

                  (2) any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Net Profits or Net Loss shall be added to such taxable income or loss;

                  (3)  any expenditures of the Company described in Code
     Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Section 1.704-1(b)(2)(iv)(i) of the Regulations, and not otherwise taken into account in computing Net Profits or Net Loss, shall be subtracted from such taxable income or loss;

                  (4) gain or loss resulting from the sale or other disposition of Company property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the Company property sold or disposed of, notwithstanding that the adjusted tax basis of such Company property differs from its Gross Asset Value;

                  (5) to the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of an interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Profits or Net Loss; and

                  (6) in the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (ii) or subparagraph (iii) of the definition of Gross Asset Value, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Profits or Net Loss;

                  (7) notwithstanding any subparagraphs hereof, any items that are specially allocated under this Agreement shall not be taken into account in computing Net Profits and Net Loss for any taxable year.

     "NON-EXERCISING MEMBER" shall have the meaning set forth in Section 9.2.

     "NON-INITIATING MEMBER" shall have the meaning set forth in Section 9.4.

     "NON-INVENTING MANAGING MEMBERS" shall have the meaning set forth in
Section 11.3(b).

     "NON-SELLING MEMBER" shall have the meaning set forth in Section 9.2.

     "NON-THERAPEUTIC USES" shall mean any use of rhSA, or products derived from or utilizing rhSA (excluding fusion proteins) other than Therapeutic Uses. For the avoidance of doubt, Non-Therapeutic Uses shall include Excipient Uses, diagnostic uses and cosmetic uses.

     "OFFERED INTEREST" shall have the meaning set forth in Section 9.2.

     "PERCENTAGE FORMULA" shall have the meaning set forth in Section 3.2.

     "PERCENTAGE INTEREST" shall mean, with respect to any Member, the percentage set forth beside such Member's name on Schedule B, as adjusted from time to time pursuant to this Agreement.

     "PERSON" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, limited liability company, trust, estate, unincorporated organization, governmental authority or other entity.

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     "PROCEEDING" shall mean any suit, proceeding, action, arbitration, investigation or claim by, in or before any court, arbitrator, administrative tribunal, governmental body or agency or other forum.

     "PROJECT MANAGER" shall have the meaning set forth in Section 6.8.

     "PROPOSED COMPANY BUSINESS PLAN AND BUDGET" shall have the meaning set forth in Section 10.1.

     "PROPOSED QUARTERLY COMPANY BUSINESS PLAN AND BUDGET" shall have the meaning set forth in Section 10.2.

     "PROSPECTIVE BUYER" shall have the meaning set forth in Section 9.4.

     "PROSPECTIVE PURCHASE PRICE" shall have the meaning set forth in
Section 9.4.

     "QUALIFIED IPO" shall mean a significant initial public offering of the Company on a United States or European securities exchange or NASDAQ approved by the Management Committee.

     "QUARTERLY COMPANY BUSINESS PLAN AND BUDGET" shall mean the Proposed Quarterly Company Business Plan and Budget as approved in accordance with
Section 10.2.

     "REGULATIONS" shall mean the income tax regulations promulgated under the Code, whether temporary, proposed or finalized, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

     "REGULATORY ALLOCATIONS" shall have the meaning set forth in Section 3.5.

     "REGULATORY APPROVALS" shall mean, with respect to any transaction, all approvals, consents and clearances required by applicable law to be obtained in connection with such transaction from United States federal, state and local and foreign governmental and regulatory authorities.

     "rhSA" shall mean recombinant human albumin (sometimes commonly referred to as "human serum albumin") derived from transgenic cattle.

     "RIGHT OF FIRST OFFER" shall have the meaning set forth in Section 9.2.

     "RIGHT OF FIRST REFUSAL" shall have the meaning set forth in Section 9.4.

     "SALE OF COMPANY" shall have the meaning set forth in the definition of "Exit Strategy".

     "SECTION 704(c) PROPERTY" shall mean (1) each item of property which is contributed to the Company and to which Section 704(c) of the Code or
Section 1.704-3(a)(3) of the Regulations applies, and (2) each item of Company property which, as contemplated by Section 1.704-1(b)(4)(i) and other analogous provisions of the Regulations, is governed by the principles of Section 704(c) of the Code.

     "SELLING MANAGING MEMBER" shall have the meaning set forth in
Section 9.7(a).

     "SELLING MEMBER" shall have the meaning set forth in Section 9.2.

     "SERVICE AGREEMENTS" shall have the meaning set forth in Section 6.9.

     "SERVICE ARRANGEMENTS" shall have the meaning set forth in Section 11.3.

     "SUSPENDED DIRECTORS" shall have the meaning set forth in Section 6.6.

     "TAG-ALONG NOTICE" shall have the meaning set forth in Section 9.4(b)(1).

     "TAG-ALONG RIGHTS" shall have the meaning set forth in Section 9.4.

     "TAG-ALONG SALE" shall have the meaning set forth in Section 9.4(b)(1).

     "TAG-ALONG SALE DATE" shall have the meaning set forth in
Section 9.4(b)(1).

     "TAG-ALONG SALE NOTICE" shall have the meaning set forth in
Section 9.4(b)(1).

     "TAX CONTROVERSY" shall mean an income tax audit of any tax return of the Company, the filing of any amended return or claim for refund in connection with any item of income, gain, loss, deduction or credit reflected on any tax return of the Company, or any administrative or judicial proceedings arising out of or in connection with any such audit, amended return, claim for refund or denial of such claim.

     "TAX DEPRECIATION" shall mean depreciation, accelerated cost recovery, or modified cost recovery, and any other amortization, deductions allowed or allowable with respect to any Company assets for federal, or state or local, income tax purposes.

     "TAX MATTERS MEMBER" shall have the same meaning as the term "tax matters partner," as such term is defined in section 6231(a)(7) of the Code.

     "TEFRA" shall mean the Tax Equity and Fiscal Responsibility Act of 1982.

     "THERAPEUTIC USES" shall mean the use of rhSA, or products derived from or utilizing rhSA (excluding fusion proteins), in humans for the treatment or prevention of diseases and for the treatment of disease symptoms, e.g., in blood volume replacement, intra- and extra-corporeal liver dialysis and any other therapeutic application making use of the specific binding properties inherent to human albumin molecules.

     "THIRD PARTY PROCEEDING" shall mean a Proceeding conducted, brought or threatened by a Person other than the Company or any Indemnified Person.

     "TOTAL ADDITIONAL INVESTMENT" shall have the meaning set forth in
Section 3.2.

     "TOTAL INITIAL VALUE" shall have the meaning set forth in Section 3.2.

     "TRANSFER" shall mean any direct or indirect sale, assignment, distribution, exchange, gift, bequest, pledge, hypothecation, or other disposition or encumbrance, by operation of law or otherwise.

     "TRANSFEREE" shall have the meaning set forth in Section 9.6.

     "TRANSFER NOTICE" shall have the meaning set forth in Section 9.2.

          (b) Unless otherwise specified herein, all accounting terms used herein shall be interpreted, and all accounting determinations hereunder shall be made, in accordance with GAAP consistently applied.

                                   ARTICLE II

                      FORMATION AND PURPOSE OF THE COMPANY

          2.1 FORMATION. Fresenius Kabi and GTC hereby organize the Company pursuant to the provisions of the Act. The Members hereby agree that the Company shall be governed by the terms and conditions of this Agreement and, except as otherwise provided herein, the Act.

          2.2 COMPANY NAME. The name of the Company shall be "Taurus hSA LLC." The Management Committee may change the Company's name or the name under which the Company conducts business at any time in accordance with the provisions of this Agreement and the Act.

          2.3 EFFECTIVE DATE. This Agreement shall become effective upon January 1, 2003.

          2.4 TERM. The Company shall have perpetual existence unless terminated or dissolved earlier in accordance with the terms of this Agreement.

          2.5 PURPOSE. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in the Company Business. In furtherance of its purpose, (i) the Company shall have and may exercise all of the powers now or hereafter conferred by Delaware law on limited liability companies formed under the Act and (ii) the Company shall have the power to do any and all acts necessary, appropriate, proper, advisable, incidental or convenient to or for the protection and benefit of the Company.

          2.6 OFFICES: REGISTERED AGENT. The principal office of the Company shall be established and maintained at 175 Crossing Boulevard, Suite 410, Framingham, Massachusetts 01702, or at such other or additional place or places as the Management Committee shall determine from time to time. The registered agent and office of the Company in the State of Delaware shall be Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, County of
New Castle, Delaware 19808. The Company may have other offices, either within or outside of the State of Delaware, at such place or places as the Management Committee may from time to time designate or the business of the Company may require.

          2.7     FILINGS.

          (a) Each Manager is hereby designated as an authorized person, within the meaning of the Act, to execute, deliver and file, or to cause the execution, delivery and filing of, the certificate of formation of the Company, any amendments or restatements of the certificate of formation of the Company and any other certificates, notices, statements or other instruments (and any amendments or restatements thereof) necessary or advisable for the formation, qualification or continuation of existence of the Company in all jurisdictions where such filings are necessary or appropriate for the Company's conduct of its business.

          (b) The Members promptly shall execute and deliver such documents and perform such acts consistent with the terms of this Agreement as may be reasonably necessary to comply with the requirements of law for the formation, qualification and continuation of existence of a limited liability company under the laws of each jurisdiction in which the Company shall conduct business.

          2.8 EXECUTION OF INITIAL DOCUMENTS. Notwithstanding anything else herein to the contrary, each of the Managing Members hereby approves the Certificate of Formation of the Company, the Contribution and License Agreement, the Assignment and Assumption Agreement, and the Assignment of the Fresenius License Agreement (collectively, the "COMPANY AGREEMENTS"), in the forms presented to such Members or their representatives; such Company Agreements to be executed and delivered, and binding with respect to the Company contemplated hereby, on the date hereof; and agrees hereby that Daniel Woloshen is authorized by each of the Managing Members to execute and deliver the Company Agreements on behalf of the Company in such form and to execute and deliver all such other documents in connection therewith as he shall determine to be necessary or desirable in his sole discretion, the execution and delivery of the Company Agreements and such other documents by Mr. Woloshen to be conclusive evidence of such approval and of his authority to act.

                                   ARTICLE III

                         CAPITAL CONTRIBUTIONS; CAPITAL
                      ACCOUNTS; ALLOCATIONS; DISTRIBUTIONS

          3.1 CAPITAL CONTRIBUTIONS. Upon execution of this Agreement, (i) Fresenius Kabi shall contribute to the capital of the Company [****(*)] in cash and (ii) GTC shall contribute to the capital of the Company the GTC Contributed Assets. The Percentage Interests allocated to each Member shall be as set forth on Schedule B, as such Percentage Interest may be adjusted from time to time pursuant to this Agreement. EXCEPT FOR THE CONTRIBUTION BY FRESENIUS KABI OF [****(*)] AND THE CONTRIBUTION BY GTC OF THE GTC CONTRIBUTED ASSETS, FRESENIUS KABI AND GTC, RESPECTIVELY, SHALL NOT BE OBLIGATED UNDER ANY CIRCUMSTANCES WHATSOEVER TO MAKE ANY CONTRIBUTIONS TO THE CAPITAL OF THE COMPANY, TO PROVIDE THE COMPANY WITH ADDITIONAL FUNDING OR FINANCING OR TO GUARANTEE ANY INDEBTEDNESS OF THE COMPANY AT ANY TIME OUTSTANDING.

----------
(*) Confidential Treatment has been requested for the marked portion.

          3.2 SUBSEQUENT CAPITAL CONTRIBUTIONS.Within twenty-five (25) Business Days of the receipt by the Members of the Quarterly Company Business Plan and Budget, each Member shall have the right (but not the obligation) to make a cash contribution to the Company for the Company's budgetary needs set forth in such Quarterly Company Business Plan and Budget, which contribution shall be pro rata based on each Member's Percentage Interest. In the event that within twenty-five (25) Business Days followed by an additional ten (10) Business Day grace period, a Member elects not to make any or all of such cash contribution (such Member, a "NON-CONTRIBUTING MEMBER"), the remaining Members that made such cash contribution shall have the right (but not the obligation) to make an additional cash contribution in an amount less than or equal to the shortfall of the Non-Contributing Member. If one or more Members becomes a Non-Contributing Member, the Percentage Interests shall be adjusted in accordance with the following formula, as such formula may be amended from time to time by the Management Committee pursuant to Section 6.5(b) ("PERCENTAGE FORMULA"):

                                    [****(*)]

          (a) Incurred and forecasted expenses of GTC for 2002 related to the development of the Company Business are set forth on Schedule C attached hereto. GTC and Fresenius Kabi hereby agree that in the event that Fresenius Kabi does not pay GTC an amount equal to 50% of such expenses, as adjusted to reflect actual incurred expenses for the third and fourth quarters of 2002, within twenty-five (25) Business Days followed by an additional ten (10) Business Day grace period after receipt of written notice from GTC of its final 2002 expenses, such amount shall be treated as an additional capital contribution by GTC and the Percentage Interests shall be adjusted in accordance with the Percentage Formula.

          (b) Third party investors in the Company shall receive a Percentage Interest in the Company in accordance with the Percentage Formula or in accordance with any other formula as determined by the Management Committee pursuant to Section 6.5(b) based on a valuation of the Company as determined by the Management Committee in its sole discretion.

          3.3 CAPITAL ACCOUNTS. A Capital Account shall be maintained for each Member.

          3.4     NET PROFITS AND NET LOSS.

          (a) Net Profits and Net Loss shall be determined and allocated with respect to each Fiscal Year and at such times as the Gross Asset Value of any Company assets is adjusted pursuant to the definition of Gross Asset Value.

          (b)     After giving effect to the special allocations set forth in
Section 3.5 below, the Net Profits shall be allocated among the Members in proportion to their Percentage Interests as in effect at the end of each Fiscal Year.

----------
(*) Confidential Treatment has been requested for the marked portion.

          (c)     After giving effect to the special allocations set forth in
Section 3.5 below, Net Losses of the Company shall be allocated:

                  (1) to the Members in proportion to their positive Capital Account balances until such Capital Account balances are reduced to zero; and

                  (2) thereafter, to the Members in proportion to their Percentage Interests as in effect at the end of each Fiscal Year.

          3.5     REGULATORY ALLOCATIONS.

          (a) MINIMUM GAIN CHARGEBACK. If there is a net decrease in Company Minimum Gain during any Fiscal Year, each Member shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member's share of the net decrease in Company Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations
Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 3.5(a) is intended to comply with the "minimum gain chargeback" requirements of Regulations
Section 1.704-2(f) and shall be interpreted consistently therewith.

          (b) CHARGEBACK ATTRIBUTABLE TO MEMBER NONRECOURSE DEBT. If there is a net decrease in Member Loan Minimum Gain during any Fiscal Year, each Member with a share of Member Loan Minimum Gain attributable to such debt at the beginning of such year shall be specially allocated items of income and gain for such year (and, if necessary, for subsequent years) in an amount equal to such Member's share of the net decrease in Company Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations
Section 1.704-2(i)(4) and (5). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(i). This Section 3.5(b) is intended to comply with the "partner minimum gain chargeback" requirements of Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

          (c) QUALIFIED INCOME OFFSET. If any Member unexpectedly receives any adjustment, allocation or distribution described in Regulations
Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6) which results in an Adjusted Capital Account Deficit for the Member, such Member shall be allocated items of income and book gain in an amount and manner sufficient to eliminate such Adjusted Capital Account Deficit as quickly as possible; PROVIDED, that an allocation pursuant to this paragraph (c) shall be made if and only to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided in this Article III have been tentatively made as if this paragraph (c) were not in the Agreement. This Section 3.5(c) is intended to constitute a "qualified income offset" as provided by Regulations
Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently herewith.

          (d) MEMBER NONRECOURSE DEDUCTIONS. Items of Company loss, deduction or Section 705(a)(2)(B) expenditures that are attributable to a Member Nonrecourse Debt ("MEMBER NONRECOURSE DEDUCTIONS") shall be allocated among the Members who bear the Economic Risk of Loss for such Member Nonrecourse Debt in the ratio in which they share Economic Risk of Loss for such Member Nonrecourse Debt. The provision is to be interpreted in a manner consistent with the requirements of Regulations Sections 1.704-2(b)(4) and (i)(1).

          (e) LIMITATION ON ALLOCATION OF NET LOSS. To the extent any allocation of Net Loss or other items of loss or deduction would cause or increase an Adjusted Capital Account Deficit as to any Member, such allocation shall be reallocated among the other Members in accordance with their respective Percentage Interests, subject to the limitations of this paragraph (e).

          (f) SHARING OF EXCESS NONRECOURSE LIABILITIES. For purposes of determination of the Members' share of the excess Nonrecourse Liabilities of the Company for purposes of Section 1.752-3(a)(3) of the Regulations, the Members' interests in Net Profits as determined pursuant to Section 1.752-3(a)(3) of the Regulations shall be in accordance with their Percentage Interests as adjusted from time to time.

          (g)     CURATIVE ALLOCATION. The allocations set forth above in this
Section 3.5 (the "REGULATORY ALLOCATIONS") are intended to comply with certain requirements of the applicable Regulations promulgated under Code
Section 704(b). Notwithstanding any other provisions of this Article III, the Regulatory Allocations shall be taken into account in allocating other operating Net Profits, Net Loss and other items of income, gain, loss and deduction to the Members for Capital Account purposes so that, to the extent possible, the net amount of such allocations of Net Profits, Net Loss and other items shall be equal to the amount that would have been allocated to each Member if the Regulatory Allocations had not occurred.

          (h) If there is any adjustment to the taxable income or loss of the Company as a result of an adjustment made pursuant to Section 482 of the Code, (1) any deduction to the Company resulting from such adjustment shall be allocated to the Member or Members whose individual income is increased by reason of such adjustment, and (2) any income to the Company resulting from such adjustment shall be allocated to the Member or Members whose individual income is reduced or whose individual loss is increased by reason of such adjustment.

          3.6 ALLOCATION OF TAX ITEMS FOR FEDERAL AND STATE AND LOCAL TAX PURPOSES.

          (a) IN GENERAL. Subject to Sections 1.704-1(b)(4)(i) and 1.704-1(b) (2)(iv)(m) of the Regulations and paragraphs (b), (c) and (e) hereof, allocations of income, gain, loss, deduction and credit for federal, state and local tax purposes shall be allocated to the Members in the same manner and amounts as the book items corresponding to such tax items are allocated for Capital Account purposes. For the avoidance of doubt, credits arising from expenditures of the Company shall be allocated to the Members in the same manner in which Net Losses are allocated to them hereunder.

          (b) RECAPTURE INCOME. Notwithstanding paragraph (a), if there is a gain on any sale, exchange or other disposition of Company assets and all or a portion of such gain is characterized as ordinary income by virtue of the recapture rules of Code Section 1245 or 1250, or under the corresponding recapture rules of state or local income tax law, as the case may be, then, to the extent possible, such recapture income for United States and state and local tax purposes shall be allocated to the Members in the ratio that they were allocated Tax Depreciation previously taken and allowed with respect to the Company assets being sold or otherwise disposed of.

          (c) SECTION 754 ADJUSTMENTS. Notwithstanding paragraph (a), any increase or decrease in the amount of any items of income, gain, loss, deduction or credit for tax purposes attributable to an adjustment to the basis of Company assets made pursuant to a valid election or deemed election under SECTIONS 732(d), 734, 743, and 754 of the Code, and any increase or decrease in the amount of any item of credit or tax preference attributable to any such adjustment, shall be allocated to those Members entitled thereto under such law. Such items shall be excluded in determining the Capital Accounts of the Members, except as otherwise provided in Section 1.704-1(b)(2)(iv)(m) of the Regulations.

          (d) SECTION 704(c). Notwithstanding paragraph (a), if the Company owns or acquires Section 704(c) Property, or if the Tax Matters Member makes an election referred to in the definition of "Gross Asset Value" herein, then, solely for tax purposes and not for Capital Account purposes, Tax Depreciation, and any gain or loss, attributable to such Section 704(c) Property shall be allocated between or among the Members in a manner that takes into account the variation between such Gross Asset Value and such adjusted tax basis, in accordance with the principles of Code Section 704(c) and the Regulations promulgated thereunder; provided that, in connection with such allocations, the Tax Matters Member shall have the right to elect either the "traditional method" as permitted by Section 1.704-3(b) of the Regulations or the "traditional method with curative allocations" as permitted by Section 1.704-3(c) of the Regulations.

          3.7 SECTION 754 ELECTION. The Management Committee may, in its sole discretion, cause the Company to make an election under Section 754 of the Code.

          3.8     DISTRIBUTIONS.

          (a) Distributions of cash (other than distributions in liquidation of the Company with respect to which Section 8.2(d) shall apply) shall be made as follows:

                  (1) Up to an amount equal to the Net Profits for the year and any Net Profits for prior years to the extent not previously distributed, to the Members in an amount equal to the allocation of such Net Profits; and

                  (2) any distributions in excess of distributions made pursuant to Section 3.8(a)(1) hereof shall be made in proportion to the Members' Percentage Interests after giving effect to all other adjustments for the year.

          (b) Distributions shall be made at such times and in such amounts as the Management Committee may determine in its sole discretion. In any tax year in which there are Net Profits, the Management Committee shall distribute to the Members an amount of cash equal to forty-five percent (45%) of the Members' respective share of Net Profits (as determined under Section 3.4) for such tax year by means of quarterly distributions.

          3.9 NO RETURN. Except as provided herein or by law, no Member shall have any right to withdraw any part of such Member's Capital Account or to demand or receive the return of any of such Member's Capital Contributions from the Company.

          3.10 NO INTEREST. No interest shall be paid by the Company on amounts contributed to the Company pursuant to this Agreement or on balances in Members' Capital Accounts.

          3.11    DISTRIBUTIONS IN KIND.

          (a) Except as otherwise provided in Section 8.2(d) and (e), the Company shall not distribute any assets in kind unless approved by the Management Committee. Except as otherwise provided in Section 8.2(d) and (e), such property distributions in kind shall be distributed based on the Fair Market Value of such property in the same proportions as if cash were distributed.

          (b) If any Company asset is distributed in kind (including pursuant to Article VIII), the Members' Capital Accounts shall be adjusted for the items of income and loss that would have been realized by the Company if the distributed asset had been sold for its Fair Market Value on the date of distribution (as determined by the Management Committee in its discretion). The method of allocating such items of income or loss shall be determined by the other provisions of this Agreement.

          (c) No distribution in kind of the GTC Contributed Assets shall be made to a Member other than GTC, and such a distribution shall not be made without the prior approval of GTC.

                                   ARTICLE IV

                         FINANCIAL MATTERS; INFORMATION

          4.1 BOOKS OF ACCOUNT. Appropriate records and books of account of the Company shall be maintained by the Company in accordance with GAAP consistently applied. Such records and books of account, together with a copy of this Agreement and of the certificate of formation of the Company, shall at all times be maintained at such place of business of the Company as shall have been notified to each of the Members. The books of account and the records of the Company shall be audited as of the end of each Fiscal Year by Pricewaterhouse Coopers unless and until another firm of independent public accountants is selected by the Management Committee. Each Member shall have the right to (a) have access to the facilities and officers of the Company, and (b) not more than once per quarter, have a private audit of the Company books and records conducted at reasonable times and after reasonable advance notice to the Company for any purpose reasonably related to such Member's Interest in the Company but any such private audit shall be at the expense of the Member desiring it, and shall not be paid for out of Company funds.

          4.2     FINANCIAL STATEMENTS AND OTHER INFORMATION.

          (a) Within 90 days after the close of each Fiscal Year there shall be prepared and submitted to each Member:

                       (1) (i) a balance sheet of the Company as at the end of such Fiscal Year; (ii) statements of the net income or net loss for such Fiscal Year; and (iii) a cash flow statement for such Fiscal Year; all in reasonable detail and accompanied by a report of the independent accountants for the Company as to such financial statements presenting fairly the financial position of the Company as at the dates indicated, and the results of its operations and cash flow for the periods indicated, in conformity with GAAP applied on a basis consistent with prior years (except as indicated in the notes thereto), and as to such audit having been made in accordance with generally accepted auditing standards; and

                       (2) a statement of such Member's Capital Account, including such Member's share of Net Income and Net Loss for such Fiscal Year.

          (b) Within 45 days after then end of each Fiscal Quarter, the Company will provide quarterly unaudited financial statements to the Members.

          (c) As soon as practicable following each month, the Company will provide unaudited monthly summary reports to the Members.

          4.3 INSPECTION RIGHTS OF MEMBERS. Any Managing Member, and any accountants, attorneys, financial advisers and other representatives of such Managing Member and its subsidiaries, may, from time to time at such Member's sole expense, for any reasonable purpose visit and inspect the properties of the Company, examine (and make copies and extracts of) the Company's books, records and documents of every kind, and discuss the Company's affairs with its officers, employees and independent accountants, all at such reasonable times as such Managing Member may request on reasonable notice, not more than once per quarter.

          4.4 OTHER INFORMATION. Upon the reasonable request of any Managing Member, the Company shall, to the extent reasonably practicable without interfering unduly with the ongoing operation and management of the Company's business and without imposing any significant expense or cost on the Company, prepare and furnish, or cause to be prepared and furnished, to each Managing Member, as soon as practicable following such request, any additional financial or operating information or reports as are so requested by such Member.

                                    ARTICLE V

                                   TAX MATTERS

          5.1 PARTNERSHIP FOR TAX PURPOSES. The Members agree that it is their intention that the Company shall be treated as a partnership for United States federal income tax purposes, and further agree not to take any position or make any election, in a tax return or otherwise, inconsistent herewith or inconsistent with any position taken by the Company in any tax return of the Company. In furtherance of the foregoing, the Company will file as a partnership for United States federal income tax purposes. If a change in applicable law (including a revenue ruling, revenue procedure or other administrative pronouncement) would cause the Company not to be treated as a partnership for United States federal income tax purposes, the Members shall endeavor in good faith to reach an agreement on restructuring the Company so that it will be so treated (which may, subject to the following proviso, entail a merger of the Company into an entity treated as a partnership for federal income tax purposes); PROVIDED that no Member shall be required to agree to any restructuring that it reasonably determines would have an adverse effect on the assets, business, results of operations or condition (financial or other) of, or otherwise would be adverse to the interests of or cause the incurrence of any material additional expenditure by, such Member or any Affiliate of such Member.

          5.2 TAX MATTERS MEMBER. The Tax Matters Member of the Company shall be GTC or any other Member selected by the Management Committee to succeed it or any of its successors, who shall be subject to the control of the Management Committee. Each Member, by its execution of this Agreement, consents to such designation of the Tax Matters Member, and agrees to execute, certify, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be necessary or appropriate to evidence such consent. The Tax Matters Member shall exercise any authority permitted the Tax Matters Member under the Code and Regulations, provided that nothing herein shall limit the rights granted Members under the Code and Regulations (including, without limitation, the right, subject to section 6222 of the Code and Section 5.1 hereof, to take inconsistent positions).

          5.3     TAX ELECTIONS, TAX REPORTING AND ACCOUNTING DECISIONS.

          (a) All determinations as to tax elections and tax reporting shall be made by the Tax Matters Member with the consent of the Management Committee. All determinations as to accounting policies and significant accounting principles shall be made by the Management Committee.

          (b) Notwithstanding the foregoing, the Members agree that the Company shall elect, for its first taxable year, to have the TEFRA audit rules apply as permitted by Code Section 6231(a)(1)(B)(ii) and Treasury Regulation
Section 301.6231(a)(1) - 1T(b). The Tax Matters Member is authorized to prepare the requisite election statement, which should be signed by all persons who are Members during such year, and file the completed statement with the Company's federal income tax return for such taxable year.

          5.4 TAX RETURNS. The Tax Matters Member shall, at the cost of the Company, cause to be prepared and delivered to each Member as soon as practicable after the end of each Fiscal Year a copy of the Company's federal, state and local income and other tax returns for said Fiscal Year, with Schedule K-1 attached to the federal return.

          5.5 WITHHOLDING. The Company shall comply with withholding requirements under federal, state and local law and shall remit amounts withheld to and file required forms with the applicable jurisdictions. To the extent the Company is required to withhold and pay over any amounts to any authority with respect to distributions or allocations to any Member, the amount withheld shall be treated as a distribution in the amount of the withholding to that

Member on the last day of the Company's Fiscal Year for which the amount was paid, or if earlier, the last day on which such Member held Percentage Interests in the Company during such Fiscal Year. In the event of any claimed overwithholding, Members shall have no rights against the Company or any other Member. If the amount of withholding tax paid by the Company was not withheld from actual distributions, the Company may, at its option, (i) require the Member promptly to reimburse the Company such withholding or (ii) reduce any subsequent distributions to such Member by the amount of such withholding. Each Member agrees to furnish the Company with any representations and forms as shall reasonably be requested by the Company to assist it in determining the extent of, and in fulfilling, its withholding obligations. Each Member agrees to indemnify and hold harmless the Company and all other Members from and against any and all liabilities, obligations, damages, deficiencies and expenses (including reasonable legal and accounting fees) resulting from any tax liability incurred by the Company attributable to the Company's failure to withhold taxes on distributions or allocations to such Member.

                                   ARTICLE VI

                    GOVERNANCE AND MANAGEMENT OF THE COMPANY

          6.1 POWERS OF MEMBERS. Pursuant to Section 6.2, the management of the Company is vested in the Management Committee. The Members shall have power to exercise only those rights and powers granted to the Members pursuant to the Act or the express terms of this Agreement. No Member shall have the power to act for or on behalf of, or bind, the Company.

          6.2 MANAGEMENT OF THE COMPANY. Except as otherwise expressly provided for herein, the business and affairs of the Company shall be managed exclusively by and under the direction of a committee of managers established pursuant to, and with the powers and authority set forth in, this Article VI (the "MANAGEMENT COMMITTEE"). The Management Committee shall have the sole and exclusive responsibility and authority for the management, conduct and operation of the Company's business in all respects and in all matters, except to the extent that the Management Committee delegates in accordance with this Agreement any such responsibility or authority to any other committee of Members, Managers, officers, employees or agents of the Company. The Management Committee may delegate such general or specific authority to committees of Managing Members, Managers, officers, employees or agents of the Company as the Management Committee considers desirable from time to time, and such committees of Managing Members, Manager, officers, employees or agents of the Company may, subject to any restraints or limitations imposed by the Management Committee, exercise the authority granted to them. The Committee Members shall have the same standard of care and duty of loyalty to the Company and the Members as the directors of a Delaware corporation have to such corporation and its stockholders.

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          6.3     APPOINTMENT AND REMOVAL OF THE COMMITTEE MEMBERS.

          (a) The Management Committee shall be comprised of six (6) individuals (the "COMMITTEE MEMBERS"). The Committee Members shall be selected in the manner set forth in this Section 6.3. Subject to Section 6.3(b), Fresenius Kabi (and any Transferee (as defined in Section 9.6) of such Member who is a Managing Member) shall initially have the right to designate three (3) of the Committee Members (one of whom shall be the Project Manager) and GTC (and any Transferee (as defined in Section 9.6) of such Member who is a Managing Member) shall initially have the right to designate three (3) of the Committee Members (one of whom shall be the General Manager), provided however that such Committee Members shall be a senior executive or senior scientific officer of the party designating such Committee Member. Any Committee Member who is removed or resigns pursuant to Section 6.3(b) or Section 6.3(c) shall be replaced in accordance with this Section 6.3(a), and the Managing Member who appointed such Committee Member shall be entitled to select the replacement Committee Member except as specifically set forth herein. The chairperson of the Management Committee shall be designated by GTC in the first full year of operation of the Company, by Fresenius Kabi the following year and alternating thereafter on a year to year basis, provided, however, that a Member shall lose its right to designate the chairperson for so long as it is a Decreased Percentage Member. GTC and Fresenius Kabi shall have the right to designate alternate Committee Members and Committee Members may grant proxies to other Committee Members or to third parties.

          (b) Each of the Managing Members may remove and replace any of the Committee Members designated by it at any time with or without cause by written notice to the other Committee Members. Except as provided in the preceding sentence, Committee Members designated by a Managing Member may be removed from the Management Committee only for cause, and the Managing Member who appointed such Committee Member shall then be entitled to select a replacement Committee Member.

          (c) Any Committee Member may resign at any time by giving written notice of his resignation to the other Committee Members. A resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt, and, unless otherwise specified therein, the acceptance of a resignation shall not be necessary to make it effective. Except as otherwise provided herein, upon any such resignation, the Managing Member who appointed such Committee Member shall designate a replacement Committee Member.

          6.4 MEETINGS OF THE MANAGEMENT COMMITTEE. The Management Committee shall hold regular meetings not less than every fiscal quarter at such time and place as shall be determined by the Management Committee. Special meetings of the Management Committee may be called at any time by any Committee Member. Prior written notice of any meeting shall be given by the Company in the manner specified in Section 12.1 to each Committee Member at least five Business Days before the date of such meeting.

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          6.5     QUORUM AND VOTING.

          (a) The affirmative vote of a majority of the Committee Members entitled to vote (taking into account Section 6.6) shall be required for any act or decision thereof. No Committee Member shall be disqualified from acting on any matter because such Committee Member, the Managing Member that designated him or her or any of such Member's Affiliates has a financial interest in the matter to be acted upon by the Management Committee. The Management Committee shall be entitled to vote on all material matters relating to the affairs of the Company.

          (b) In addition to the requirements set forth in the first sentence of Section 6.5(a), and subject to Section 6.6, neither the Company nor the Management Committee shall take, approve or otherwise ratify any of the following decisions ("MAJOR DECISIONS") without the affirmative vote of at least a majority of the Committee Members entitled to vote, including one Committee Member designated by each of GTC and Fresenius Kabi:

                  (1) (i) any material change in the business of the Company; or (ii) any expansion of the business of the Company beyond the Field of Interest;

                  (2)   declaring distributions;

                  (3)   changing the name of the Company;

                  (4) admitting new Members, except for the transfer of Interests to a third party in accordance with the terms provided in
     Article IX;

                  (5) removing any Committee Member appointed by the Members, except that the Member which designated such Committee Member may remove such person without complying with this clause;

                  (6) the expansion of the Management Committee and the filling of vacancies created thereby;

                  (7)   establishing any subcommittee of the Management
     Committee;

                  (8) the appointment or removal of the Managers, except that the Member which designated such Manager may remove such person without complying with this clause;

                  (9) the incurrence by the Company of any indebtedness for borrowed money, provided that the foregoing shall not apply to indebtedness contemplated by any Company Business Plan and Budget;

                  (10)  the grant by the Company of any security interest for
     (a) any indebtedness for borrowed money of the Company or (b) the performance of any other material obligation of the Company, other than liens granted to trade creditors in the ordinary course of business and security interests for any indebtedness allowed or

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     approved pursuant to clause (9) above (which grant shall not require
     Management Committee approval);

                  (11) the making by the Company of any guarantee of any obligation of any person, other than in the ordinary course of business and within the parameters of the Company's customary credit arrangements with customers and suppliers (which guarantees shall not require Management Committee approval);

                  (12) the grant or issuance, to any Persons other than existing Members in accordance with Section 3.2 of this Agreement, of any interests in the Company, any obligation convertible into interests in the Company, or any warrant, option or right to acquire any of the foregoing;

                  (13) (i) any material amendment or modification of the organizational documents of the Company, including, without limitation, changes to Articles III, VIII and IX and Sections 4.3, 6.9, 11.2 and 11.3 hereof; or (ii) any other amendment or modification of the organizational documents of the Company.

                  (14) approving any capital expenditure in excess of [****(*)] not contemplated in any Company Business Plan and Budget;

                  (15)  the authorization of any repurchase of any Interests;

                  (16) the disposition by the Company in any fiscal year of assets which have an aggregate Fair Market Value in excess of [****(*)] (dispositions for an aggregate amount under [****(*)] shall not require Management Committee approval), except for dispositions in the ordinary course of business, including, without limitation, sales of inventory in the ordinary course and dispositions contemplated in any Company Business Plan and Budget;

                  (17) the acquisition by the Company, by purchase or otherwise, of any business (including the purchase of any interest in or equity securities of any business or the purchase of the assets of any business as an entirety or substantially an entirety) having a Fair Market Value in excess of [****(*)], or the entering into of any agreement, commitment or arrangement to make any such acquisition other than any acquisition contemplated in any Company Business Plan and Budget (acquisitions under [****(*)] shall not require Management Committee approval);

                  (18) the voluntary commencement of any liquidation, dissolution or winding-up of the affairs of the Company, or the taking of any action in connection therewith;

----------
(*) Confidential Treatment has been requested for the marked portion.

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                  (19)  the determination, election or modification of (a) the financial year of the Company, or (b) any material tax or accounting practices or policies

                  (20)  any change in the Company's independent auditors;

                  (21) any transaction with a Member of the Company or an Affiliate of a Member of the Company, including any amendment, modification or addition to any existing agreement or arrangement with such Member or Affiliate;

                  (22) each Company Business Plan and Budget, Quarterly Company Business Plan and Budget and any amendments and modifications thereto;

                  (23) any investment term sheet to be provided to third party investors;

                  (24) any action that disproportionately and adversely affects the rights of any Member under this Agreement;

                  (25) capital contributions to the Company in excess of budgetary needs;

                  (26) the pursuit of an Exit Strategy (i) based on a determination that the forecasted Quarterly Company Business Plan and Budget or Company Business Plan and Budget cannot support the continuation of the Company, or (ii) for any other reason;

                  (27) the hiring of any management personnel pursuant to a proposal of the Managers.

                  (28)  Any change in the Percentage Formula; and

                  (29)  A decision to pursue a Qualified IPO.

          (c) Additionally, (i) the making of any election under the Code that would adversely affect any Managing Member will require the approval of at least one Committee Member designated by such Member, and (ii) the settlement of any litigation or Tax Controversy, if and to the extent that such settlement imposes obligations directly on any Managing Member or any of its Affiliates, will require the approval of at least one Committee Member designated by such Member, and (iii) the transfer, license or sublicense of any of the GTC Contributed Assets, in whole or in part, will require the approval of at least one Committee Member designated by GTC.

          6.6     PROCEDURAL MATTERS OF THE MANAGEMENT COMMITTEE.

          (a) Each Committee Member shall have one vote on all matters presented to the Management Committee for decision or approval, provided however that in the event that the Percentage Interest of either Managing Member falls below half of the Percentage Interest of the other Managing Member ("DECREASED PERCENTAGE MEMBER"), the voting rights of the Committee Members designated by the Decreased Percentage Member shall be suspended ("SUSPENDED COMMITTEE MEMBERS") until the Percentage Interest of the Decreased Percentage Member is

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increased to at least half of the Percentage Interest of the other Managing
Member (i.e. a ratio of 1:2), provided further that notwithstanding the foregoing, Suspended Committee Members shall continue to have the right to vote with respect to matters set forth in clauses (1)(ii), (4), (5), (8), (12),
(13)(i), (14), (21), (22), (24), (25) and (26)(i) of Section 6.5(b) and
Section 6.5(c). Suspended Committee Members shall continue to have the right to attend Management Committee meetings.

          (b) Any action required or permitted to be taken by the Management Committee may be taken without a meeting, if all of the Committee Members entitled to vote (taking into account Section 6.6(a)) consent in writing to such action. Such consent shall have the same effect as a unanimous vote of the Management Committee.

          (c) The Management Committee shall cause to be kept a book of minutes of all of its actions by written consent and its meetings in which there shall be recorded the time and place of such meeting, whether regular or special (and if special, how called), the notice thereof given, the names of those present and the proceedings thereof.

          (d) The chairperson shall appoint a secretary of the meeting who shall produce the written minutes of the meeting. The order of business of the meeting of the Management Committee shall be determined by the chairperson. The secretary of the meeting may be a person who is not a Committee Member.

          (e) Committee Members may participate in a meeting of the Management Committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear one another, and such participation shall constitute presence in person at such meeting.

          6.7 DEADLOCK. In the event that a matter brought before the Management Committee cannot be resolved due to the deadlock of the Committee Members, the matter shall be referred to the Chief Executive Officer of GTC and the President of Fresenius Kabi (together, the "MEMBER OFFICERS") for resolution. In the event that the Member Officers are unable to resolve the matter within forty-five (45) days, at the option of any Managing Member, the matter shall be submitted to arbitration for resolution in accordance with
Section 12.7.

          6.8 MANAGERS. GTC shall nominate, and the Management Committee shall approve (such approval not to be unreasonably withheld), the General Manager, and Fresenius Kabi shall nominate, and the Management Committee shall approve (such approval not to be unreasonably withheld), the Project Manager (collectively, the "MANAGERS"). The Managers shall be responsible for overall implementation of the Management Committee's approved objectives, plans and budgets for the development of the Company Business. The Managers shall be responsible for making decisions related to the day-to-day operations of the Company, including the implementation of the Company Business Plan and Budget and Quarterly Company Business Plan and Budget for the development and commercialization of rhSA, provided, however that all decisions listed in
Section 6.5 shall require Management Committee approval. The Managers will report to the Management Committee as often and at such times as the Management Committee requests. The Members agree that the initial General Manager shall be Paul Horan and that the initial Project Manager shall be Wolfram Eichner. The Managers

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shall serve for a term of two years, renewable by written consent of the Chief
Executive Officer of GTC and the President of Fresenius Kabi. Upon nonrenewal of such term, resignation or dismissal of a Manager in accordance with this Agreement, the Managing Member who approved such Manager shall designate a replacement Manager. In the event the Managers shall be unable to agree on any decision, such decision shall be presented to the Management Committee for determination. In addition to any other duties specified in this Agreement, the specific duties and responsibilities of the Managers shall include the following:

          (a) Prepare Proposed Company Business Plan and Budget and Proposed Quarterly Business Plan and Budget;

          (b)     Manage financial resources and cash burn to approved budget;

          (c)     Raise capital as authorized by the Board of Managers;

          (d) Write strategic and business plans to be updated on a yearly basis;

          (e) Prepare and manage technical, operational and commercial milestones on a quarterly basis and coordinate activities of development process to meet such milestones;

          (f)     Manage sales and marketing activities;

          (g) Manage negotiation and consummation of contracts for purchase of products or services and strategic alliances;

          (h)     Manage QA/QC activities; and

          (i)     Manage clinical trial activities.

     The General Manager shall have primary responsibility for managing the activities of the Company relating to Excipient Uses.

     The General Manager and the Project Manager shall communicate regularly regarding the day-to-day operations of the Company, including the implementation of the Company Business Plan and Budget and Quarterly Company Business Plan and Budget for the development and commercialization of rhSA. For the avoidance of doubt, each Manager shall keep the other Manager fully informed on a periodic basis and in response to requests for information.

          6.9     ADDITIONAL PERSONNEL/SERVICES.

          (a) Additional services required for completion of tasks identified and outlined by the Managers that are in furtherance of the Field of Interest shall be performed through service agreements with either GTC or Fresenius Kabi (the "SERVICE AGREEMENTS"), provided that such Service Agreements are on financial, technical and operational terms not less favorable than could be obtained from an unaffiliated party on an arm's length basis as reasonably determined by the Management Committee. The Managers and the Management Committee shall use their best efforts, that are nonetheless commercially reasonable, to limit the

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scope of services to be performed under the Service Agreements to activities that are in furtherance of the Field of Interest.

          (b) The principal terms of the initial Service Agreement with GTC are set forth on Schedule D hereto. The initial Service Agreement with GTC shall be executed and effective no later than February 28, 2003. The initial Service Agreement with GTC will include GTC's obligation to provide the Company, to the extent it is able, the benefits of services that relate to the Field of Interest that are provided to GTC under the Existing Service Arrangements. The Company and the Managing Members hereby acknowledge and agree that the provision of services to the Company through GTC under the Existing Service Arrangements may not otherwise comply with this Agreement, including, without limitation, the provisions of this Section 6.9(a) or Section 11.3 below.

          (c) GTC shall be the preferred seller and distributor of the Company for the Non-Therapeutic Uses of rhSA and Fresenius Kabi shall be the preferred seller and distributor of the Company for the Therapeutic Uses of rhSA.

          (d) The Company shall have the right to negotiate for services with third party vendors ("VENDORS") even if the same functions could be provided by GTC or Fresenius Kabi so long as the services agreements or other arrangements ("VENDOR AGREEMENTS") are approved by the Management Committee. Unless otherwise negotiated by the Managers in good faith, such Vendor Agreements shall contain the following intellectual property provisions: (i) any Inventions made by a Vendor in the course of the service relationship with the Company shall become the property of the Company and (ii) any Improvements made by a Vendor in the course of the service relationship with the Company shall become the property of the Company. The Company will notify Fresenius Kabi and GTC immediately upon its intention to file a patent application with respect to such Invention or Improvement. In the event any such Invention or Improvement is also of interest to GTC or Fresenius Kabi for use outside the Field of Interest, the Company shall grant to GTC and/or Fresenius Kabi, upon written request, a fully-paid, royalty-free, worldwide, nonexclusive license, with the right to grant sublicenses, under such Invention or Improvement for use outside the Field of Interest only, and shall provide access to any data or materials related to such Invention or Improvement; PROVIDED, HOWEVER, that if such Invention or
Improvement: (iii) relates to the development or use of transgenic animals for the production of proteins, peptides and polypeptides for use as biopharmaceutical products (the "GTC CORE BUSINESS"), the Company shall only grant such a license exclusively to GTC; or (iv) relates to dialysis, clinical nutrition, transfusion, infusion, adsorber technology and immune therapy (the "FRESENIUS CORE BUSINESS"), the Company shall only grant such a license exclusively to Fresenius.

          6.10 INITIAL FOCUS OF COMPANY. The initial focus of the Company shall be to pursue Excipient Uses.

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                                   ARTICLE VII

                     LIABILITY; EXCULPATION; INDEMNIFICATION

          7.1     LIABILITY FOR DEBTS OF THE COMPANY; LIMITED LIABILITY.

          (a) The debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member, in its capacity as such, shall be obligated personally for any such debt, obligation or liability of the Company.

          (b) No Member, in its capacity as such, shall have any liability to the Company, any other Member or to the creditors of the Company. No Manager or Committee Member shall be liable to the Company or to any Member for any act performed by such individual within the scope of authority conferred on him or her by this Agreement, except with respect to any matter as to which he or she shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his or her action was in the best interest of the Company.

          7.2 INAPPLICABILITY OF CERTAIN DOCTRINES. To the fullest extent permitted by applicable law (including section 18-1101(c) of the Act), no Managing Member shall have any fiduciary or similar duty, at law or in equity, or any liability relating thereto to the Company, or any other Member (or Affiliate of such Member), with respect to or in connection with the Company or the Company's business or affairs.

          7.3 INDEMNIFICATION. The Company shall, to the fullest extent permitted by applicable law, indemnify and hold harmless each Indemnified Person against any and all Indemnified Losses. Without limiting the generality of the foregoing, the Company shall indemnify the Managers and Committee Members for any act performed by them within the scope of authority conferred on them by this Agreement, except with respect to any matter as to which they shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that their action was in the best interest of the Company.

          7.4     PROCEDURES.

          (a) If any Third Party Proceeding shall be instituted or asserted or any Indemnified Losses in connection with a Third Party Proceeding shall arise in respect of which indemnity may be sought by an Indemnified Person pursuant to Section 7.3, such Indemnified Person shall promptly notify the Company thereof in writing. Failure to provide notice shall not affect the Company obligations hereunder except to the extent the Company is actually prejudiced thereby.

          (b) The Company shall have the right to participate in and control the defense of any such Third Party Proceeding and, in connection therewith, to retain counsel reasonably satisfactory to each Indemnified Person, at the Company's expense, to represent each Indemnified Person in such Third Party Proceeding. The Company shall keep the Indemnified Person advised of the status of such Third Party Proceeding and the defense thereof and shall consider in good faith recommendations made by the Indemnified Person with respect thereto.

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          (c)     In any such Third Party Proceeding, any Indemnified Person shall have the right to retain its own counsel at its own expense; PROVIDED that the fees and expenses of such Indemnified Person's counsel shall be at the expense of the Company if (i) the Company and such Indemnified Person shall have mutually agreed to the retention of such counsel, (ii) the Company has failed, within a reasonable time after having been notified of the existence of an indemnified claim, to assume the defense of such indemnified claim or (iii) representation of both parties by the same counsel would, in the reasonable opinion of the Indemnified Person, be inappropriate due to actual or potential differing interests between them. It is understood that all fees and expenses shall be reimbursed as they are incurred.

          (d) The Company shall not settle any Third Party Proceeding without the Indemnified Person's written consent (which consent shall not be unreasonably withheld or delayed if such settlement does not include injunctive or other relief that affects or relates to the rights or obligations of the Indemnified Person).

          7.5 NON-EXCLUSIVE REMEDY. The indemnification provided by, or granted pursuant to, this Article VII shall not be deemed exclusive of, and shall not limit, any other rights or remedies to which any Indemnified Person may be entitled or which may otherwise be available to any Indemnified Person at law or in equity.

          7.6 CONTINUING PROVISIONS. The indemnification provided by, or granted pursuant to, this Article VII shall continue as to a Person notwithstanding that such Person has ceased to meet the definition of Indemnified Person as a result of a Transfer.

                                  ARTICLE VIII

               DISSOLUTION AND WINDING UP; RESIGNATION OF A MEMBER

          8.1     DISSOLUTION EVENTS.

          (a) The Company shall not be dissolved by the admission of additional or substitute Members pursuant to Article IX.

          (b) The Company shall dissolve and commence winding up upon the first to occur of any of the following events (each a "DISSOLUTION EVENT"):

                  (1) the bankruptcy of either Managing Member, if the remaining Member or Members owning at least a majority of Percentage Interest owned by all the remaining Members decide in writing to dissolve the Company within 90 days after the occurrence of such event;

                  (2) the sale of all or substantially all of the Company's assets;

                  (3)  the vote of the Management Committee pursuant to
     Section 6.5(b) (18);

                  (4) the entry of a decree of judicial dissolution pursuant to the Act;

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          (c)     The death, retirement, resignation, expulsion or dissolution of a Member or the occurrence of any other event that terminates the continued membership of a Member of the Company shall not in and of itself cause a dissolution of the Company.

          8.2 TERMINATION. Except in the case of the bankruptcy of the Tax Matters Member, upon the dissolution of the Company, the Tax Matters Member shall be the liquidating Member (the "LIQUIDATING MEMBER"). The Liquidating Member shall wind up the business of the Company and terminate the Company as promptly as practicable thereafter, and each of the following shall be accomplished:

          (a) The Liquidating Member shall cause to be prepared a statement setting forth the assets and liabilities of the Company as of the date of dissolution, a copy of which statement shall be furnished to all of the Members.

          (b) The property and assets of the Company shall be liquidated by the Liquidating Member as promptly as possible, but in an orderly and businesslike and commercially reasonable manner. Except in the case of a sale of all or substantially all of the Company's assets, the Liquidating Member (i) shall not sell the GTC Contributed Assets, and (ii) may, in the exercise of its business judgment and if commercially reasonable, determine not to sell all or any portion of the property and assets of the Company, in which event such property and assets shall be distributed in kind pursuant to subparagraphs
(d)(4) and (e) below.

          (c) Any Net Profit or Net Loss realized by the Company upon the sale or other disposition of its assets pursuant to Section 8.2(b) or deemed realized pursuant to Section 8.2(e) shall be allocated as follows:

                  (1) Net Loss shall be allocated first to Fresenius Kabi, up to the balance in its Capital Account and, thereafter, the balance to GTC; and

                  (2) Net Profits shall be allocated to the Members in proportion to their Percentage Interests as of the time of liquidation.

          (d) Upon the liquidation, sale or other disposition of the Company or all or substantially all of its assets, the assets of the Company and any proceeds thereof shall be applied and distributed as follows and in the following order of priority:

                  (1) To the payment of (x) the debts and liabilities of the Company and (y) the expenses of liquidation;

                  (2) To the setting up of any reserves which the Liquidating Member shall determine to be reasonably necessary for contingent, unliquidated or unforeseen liabilities or obligations of the Company or the Members arising out of or in connection with the Company. Such reserves may, in the discretion of the Liquidating Member, be paid over to a national bank or national title company selected by it and authorized to conduct business as an escrowee to be held by such bank or title company as escrowee for the purposes of disbursing such reserves to satisfy the liabilities and obligations described above, and at the expiration of such period as the Liquidating Member may

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     reasonably deem advisable, distribute any remaining balance in the manner set forth below;

                  (3) If there is an in-kind distribution to be made of the GTC Contributed Assets (which distribution could, in part, be in the form of a termination of the licenses thereunder from GTC to the Company and consequent reversion of rights under such licenses to GTC), which the Company shall make upon GTC's request and not otherwise, such distribution to be made solely to GTC, subject to GTC's obligations under Section 8.3;

                  (4) In the event a distribution is made to GTC pursuant to clause (3) above, the next assets available for distribution to be distributed to Fresenius Kabi until Fresenius Kabi shall have received a distribution in cash in an amount equal to the product of: (i) the Fair Market Value of any distribution made to GTC pursuant to clause (3), divided by GTC's Percentage Interest, multiplied by (ii) Fresenius Kabi's Percentage Interest; and then

                  (5)  To each Member in accordance with its Percentage
     Interest.

     No payment or distribution in any of the foregoing categories shall be made until all payments in each prior category shall have been made in full. If the payments due to be made in any of the foregoing categories exceed the remaining assets available for such purpose, such payment shall be made to the Persons entitled to receive the same pro rata in accordance with the respective amount due them. Payments described in clause (5) above may be made in cash or in assets of the Company in kind. Any asset distributed in kind pursuant to clause
(3) or (5) shall be valued at its Fair Market Value as determined by the Management Committee, and for all purposes of this Agreement shall be treated as if such asset had been sold at such value and the net cash proceeds therefrom distributed to the Member to which the asset was distributed.

          (e) Notwithstanding the foregoing, if, upon liquidation of the Company, either Managing Member gives notice to the Management Committee that it chooses to receive a distribution in kind of a Company asset (other than a GTC Contributed Asset), the Management Committee shall determine the Fair Market Value of such asset. The Company shall then distribute such asset to such Managing Member in accordance with the principles of this Section 8.2 in lieu of a cash distribution equal to the Fair Market Value of such distributed property; PROVIDED, however, that if, upon calculation of the amount such Managing Member is entitled to receive in a liquidating distribution, pursuant to this
Section 8.2, such amount is less than the Fair Market Value of the distributed asset, such Member shall contribute to the Company an amount of cash equal to the difference between the Fair Market Value of the distributed asset and the amount to which such Member is entitled under this Section 8.2. Notwithstanding the foregoing, in no event shall a contribution or other payment under this
Section 8.2(e) be required of GTC with respect to a distribution to GTC pursuant to Section 8.2(d)(3); the obligations of GTC with respect to such a distribution, if any, shall be governed exclusively by Section 8.3.

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          8.3     CERTAIN CATCH-UP PAYMENTS.

          (a) Upon liquidation of the Company, GTC shall have the following obligations, which shall survive termination of this Agreement. If the Fair Market Value of the assets distributed to Fresenius Kabi pursuant to
Section 8.2(d)(4) (the "ACTUAL FRESENIUS DISTRIBUTION") is less than the product of: (i) the Fair Market Value of any distribution made to GTC pursuant to 8.2(d)(3), divided by GTC's Percentage Interest, and (ii) Fresenius Kabi's Percentage Interest (the "OWED FRESENIUS DISTRIBUTION"), then GTC shall pay Fresenius Kabi, in the manner set forth below, an amount (the "CATCH UP AMOUNT") equal to the lesser of (x) the Owed Fresenius Distribution minus the Actual Fresenius Distribution and (y) [****(*)]:

                  (1) GTC shall pay to Fresenius Kabi royalties (the "ROYALTY PAYMENTS") equal to [****(*)]; and/or

                  (2) GTC shall pay to Fresenius Kabi a portion of any royalties or proceeds (the "SHARED SALE PROCEEDS") received by GTC or an Affiliate in connection with the sale, license, sublicense or other disposition to a Third Party of its rights in and to the GTC Contributed Assets distributed pursuant to Section 8.2(d)(3) in whole or in part (a "DISPOSITION"), including any up-front, milestone, or other lump-sum payments received by GTC or an Affiliate in the Disposition, other than (1) any milestone or other payments received by GTC or an Affiliate that are in consideration for the provision of research and development services and
     (2) any payments for securities of GTC at their Fair Market Value as follows:

          (i) [****(*)] of any royalties received; and

          (ii) a percentage of the Shared Sale Proceeds equal to Fresenius Kabi's Percentage Interest in the Company as of the date of distribution except that in the case of any lump sum payment equal to the total consideration received in a Disposition, Fresneius Kabi shall be paid the entire outstanding Catch-Up Amount out of such payment.

PROVIDED, HOWEVER, that in no event shall the Royalty Payments and the Shared Sale Proceeds, in the aggregate, exceed the Catch-Up Amount.

          (b) For purposes of this Section 8.3, the following terms shall have the following meanings:

                  (1) "NET SALES" shall mean the gross amounts received on the sale of a Royalty Bearing Product by GTC or any of its Affiliates to a non-Affiliate Distributor or End-User, less the following reasonable amounts: (a) customary trade, quantity or cash discounts or rebates allowed and actually taken; (b) amounts rebated, refunded or credited for rejected or returned Royalty Bearing Products or because of retroactive price reductions, rebates or chargebacks; (c) government mandated rebates and discount programs; (d) sales, use, turnover, excise taxes, or other governmental charges levied on

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     or measured by sales, but not franchise or income taxes; and (e) customs duties, transportation, freight, shipping and handling charges, and insurance costs on shipments to customers. Transfer of a Royalty Bearing Product by GTC to an Affiliate, for resale shall not be considered a sale. "DISTRIBUTOR" shall mean a Person who buys a Royalty Bearing Product from GTC or any of its Affiliates and who sells such Royalty Bearing Product to an End User. "END USER" shall mean a purchaser of a Royalty Bearing Product whose use or sale of the Royalty Bearing Product results in its destruction, loss of activity, loss of resalability, and/or other loss of value.

     In the case of a Combination Product, Royalty Bearing Product Net Sales shall mean the gross amount received by GTC or its Affiliates, on sales of the Combination Product to a third party less the deductions set forth above, multiplied by a proration factor that is determined as follows: (i) if all components of the Combination Product were sold separately during the same or immediately preceding calendar quarter, the proration factor shall be determined by the formula [A / (A+B)], where A is the aggregate gross sales price of all Royalty Bearing Product components during such period when sold separately from the other active components, and B is the aggregate gross sales price of the other active components during such period when sold separately from the Royalty Bearing Product components; or (ii) if all components of the Combination Product were not sold separately during the same or immediately preceding calendar quarter, the proration factor shall be determined by the formula [C / (C+D)], where C is the aggregate fully burdened cost of the Royalty Bearing Product components during the prior calendar quarter and D is the aggregate fully burdened cost of the other active components during the prior calendar quarter, with such costs being determined in accordance with generally accepted accounting principles. As used herein, "COMBINATION PRODUCT" means a product that contains a Royalty Bearing Product as one component and at least one other active component.

                  (2) "ROYALTY BEARING PRODUCT" shall mean any product or service in the Field of Interest.

          (c) For purposes of Sections 8.2 and 8.3, in any calculation involving Percentage Interests such percentages shall be expressed as decimals.

          8.4 SURVIVAL OF RIGHTS, DUTIES AND OBLIGATIONS. Termination, dissolution, liquidation or winding up of the Company for any reason shall not release any party from liability which at the time of such termination, dissolution, liquidation or winding up already had accrued to any other party or which thereafter may accrue in respect to any act or omission prior to such termination, dissolution, liquidation or winding up.

          8.5 NO RESIGNATIONS BY MEMBERS. Except as provided in Article IX, no Member shall resign from the Company prior to the dissolution and winding up of the Company in accordance with this Agreement.

                                   ARTICLE IX

           TRANSFERS OF INTERESTS; EXIT STRATEGY; ADMISSION OF MEMBERS

          9.1 GENERAL RESTRICTIONS ON TRANSFER. No Transfer may be made by any Member of its Interest unless (i) such Transfer is approved by all of the other Members in their sole discretion or (ii) such Transfer is expressly permitted by this Article IX.

          9.2 RIGHT OF FIRST OFFER. In the event that a Member (the "SELLING MEMBER") desires to Transfer any or all of its Interest, such Selling Member shall first deliver to GTC and Fresenius Kabi a written notice (the "TRANSFER NOTICE") and a valuation analysis ("INDEPENDENT VALUATION") conducted by an independent investment bank selected by Selling Member and reasonably acceptable to the other Members (the "NON-SELLING MEMBERS"). Such Transfer Notice shall specify the terms, including the portion of the Selling Member's Percentage Interest to be sold ("OFFERED INTEREST") and the purchase price for the Offered Interest which shall equal a pro rata portion of (based on Percentage Interest) of the Independent Valuation. Each of the Non-Selling Members shall have the right and option, at its sole discretion, for thirty (30) days after the later of (i) delivery of the Transfer Notice or (ii) delivery of the Independent Valuation, to accept all, but not less than all of its pro rata portion (based on Percentage Interest) of the Offered Interest at a price equal to the pro rata portion of the purchase price and other terms stated in the Transfer Notice (the "RIGHT OF FIRST OFFER"), provided that all of the Offered Interest is accepted by one or more Non-Selling Members. Such acceptance may be made by delivery of a written notice to the Selling Member (the "EXERCISE NOTICE") within said thirty
(30) day period, which Exercise Notice shall set forth the maximum portion of the Percentage Interest that such Non-Selling Member is willing to acquire. If any Non-Selling Member does not exercise its Right of First Offer ("NON-EXERCISING MEMBER") the portion of the Offered Interest that such Non-Exercising Member had a right to acquire may be acquired by the other Non-Selling Members to the extent set forth in its Exercise Notice. If the Non-Selling Members fail to exercise their Right of First Offer with respect to the entire Offered Interest, the Selling Member shall be free to seek a third party buyer to acquire the Offered Interest for a price no less than the purchase price set forth in the Transfer Notice and on substantially similar terms as those stated in the Transfer Notice at any time within 180 days after the expiration of the aforementioned thirty (30) day period. In the event that the Offered Interest is not sold to a third party at such price and on such terms during such 180 day period, the right of the Selling Member to Transfer such Offered Interest shall expire and the obligations of this Section 9.2 shall be reinstated. Notwithstanding the foregoing, the Right of First Offer shall not apply to and shall terminate immediately prior to a Qualified IPO.

          9.3 TRANSFERS TO THIRD PARTIES. Subject to Section 9.6, each Member will have the right to Transfer all (but not less than all) its Interests to any of its Affiliates upon the prior written consent of the other Members, such consent not to be unreasonably withheld and such Transfer shall not be subject to Section 9.2. No Member shall have the right to transfer its Interests or its rights and obligations under any agreement to any unaffiliated third party, subject to Section 9.4 and 9.2.

          9.4 EXIT STRATEGY. In the event that the Management Committee determines that the forecasted business plan cannot support the continuation of the Company or in any other situation if the Management Committee so decides, the Management Committee shall begin consideration of an Exit Strategy. If the Management Committee approves the pursuit of an Exit Strategy (other than liquidation), and only upon such approval, then the consummation of such Exit Strategy shall be subject to the following conditions:

          (a) Any Managing Member initiating a Sale of the Company as an Exit Strategy ("INITIATING MEMBER") to an unaffiliated third party ("PROSPECTIVE BUYER") shall submit the terms and conditions of the proposed Sale of the Company to the Management Committee for its approval. Such Sale of the Company shall not be subject to Section 9.2. Upon receiving such approval, the Initiating Member shall give written notice to the remaining Members ("NON-INITIATING MEMBERS") of such terms and conditions of the Sale of the Company, including the purchase price ("PROSPECTIVE PURCHASE PRICE") and the identity of the Prospective Buyer. Each of the Non-Initiating Members shall have the right ("RIGHT OF FIRST REFUSAL") to purchase its pro rata portion (based on Percentage Interest) of all (but not less than all) of the Initiating Member's Interests for the Initiating Member's pro rata portion (based on Percentage Interest) of the Prospective Purchase Price. Non-Initiating Members shall exercise such right by delivering an Exercise Notice to the Initiating Member within thirty (30) days after receipt of the notice from Initiating Member. The Exercise Notice shall set forth the maximum portion of the Initiating Member's Interest that such Non-Initiating Member is willing to acquire from the Initiating Member. If any Non-Initiating Member does not exercise its Right of First Refusal, the portion of the Interest to which such Member had a right to acquire, may be acquired by the other Non-Initiating Members on a pro rata basis (based on Percentage Interests) to the extent set forth in its Exercise Notice. If Non-Initiating Members fail to exercise their Right of First Refusal with respect to Initiating Member's entire Interest, the Non-Initiating Members shall be required to Transfer all of their Interests pursuant to the terms and conditions of the Sale of the Company to the Prospective Buyer.

          (b) Any Member seeking to Transfer its entire Interest to a Prospective Buyer (other than in connection with a Sale of the Company pursuant to Section 9.4(a) above) shall be a Selling Member and shall be subject to the Right of First Offer pursuant to Section 9.2 to the extent the Non-Selling Members consist of one or both of GTC and Fresenius Kabi and solely with respect to GTC and Fresenius Kabi. In the event that Fresenius Kabi and GTC (to the extent they are Non-Selling Members) do not exercise their Right of First Offer, the Selling Member may consummate such Transfer subject to the following:

                  (1) The Selling Member shall give all Non-Selling Members the right to require that the sale by the Member be conditioned upon any Prospective Buyer acquiring the entire Interest of the Non-Selling Member ("TAG-ALONG SALE"). The Selling Member shall provide each Non-Selling Member with written notice ("TAG-ALONG SALE NOTICE") not less than thirty
     (30) days prior to the proposed date of the Tag-Along Sale (the "TAG-ALONG SALE DATE"). Each such Tag-Along Sale Notice shall be accompanied by an agreement relating to the Tag-Along Sale and shall set forth (i) the name and address of the Prospective Buyer, (ii) the proposed amount and form of consideration for the Interests and terms and conditions of payment offered by the Prospective Buyer, (iii) confirmation that the Prospective Buyer has been informed of the "TAG-ALONG RIGHTS" provided for herein and has agreed to purchase the Interests of Non-Selling Members in accordance with the terms hereof and (iv) the Tag-Along Sale Date. Any Non-Selling Member wishing to participate in the Tag-Along Sale shall provide written notice (the "TAG-ALONG NOTICE") to the Selling Member no less than fifteen (15) days prior to the Tag-Along Sale Date.

                  (2) In the event that there is any material change in the material terms and conditions of such Tag-Along Sale after such Non-Selling Member gives its Tag-Along Notice, then notwithstanding anything herein to the contrary, such Non-Selling Member shall have the right to withdraw from participation in the Tag-Along Sale. If the Prospective Buyer does not consummate the purchase of all of the Interests requested to be included in the Tag-Along Sale by any Non-Selling Member on terms and conditions which are no more favorable in any material respect to the Selling Member, then the Selling Member shall not consummate the Tag-Along Sale of any of its Interest to the Prospective Buyer.

                  (3) If a Tag-Along Notice from any Non-Selling Member is not received by the Selling Member prior to the fifteen (15) day period specified above, the Selling Member shall have the right to consummate the Tag-Along Sale without the participation of the Non-Selling Members, but only on terms and conditions which are no more favorable in any material respect to the Selling Member than as stated in the Tag-Along Sale Notice and only if such Tag-Along Sale occurs on a date within 180 days of the Tag-Along Sale Date. If such Tag-Along Sale does not occur within such 180 day period, the Selling Member's Interest that was subject to such Tag-Along Sale shall thereafter continue to be subject to all of the restrictions contained in this Agreement.

          9.5     APPROVALS. Notwithstanding any other provision of this
Article IX, no Transfer of Offered Interest will occur unless and until any and all necessary Regulatory Approvals and third-party approvals have been obtained. The Members agree to cooperate in the preparation and filing of any and all reports or other submissions required in connection with obtaining such Regulatory Approvals and in obtaining any necessary third-party approvals.

          9.6 RECOGNITION OF TRANSFER OF MEMBER INTERESTS; ADDITIONAL MEMBERS. The Company may, from time to time, upon the approval of the Management Committee admit additional Members in accordance with Section 6.5(b). Notwithstanding anything to the contrary in this Agreement, no Transfer or attempted Transfer of all or any portion of a Member's Interests will be valid and no purchaser, assignee, transferee or other recipient (a "TRANSFEREE") of such Interests and no additional Member will be admitted as a Member of the Company unless (i) in the case of Transferee, such Transfer is in accordance with this Article IX, (ii) such Transferee or such additional Member shall have executed and delivered to the Company a counterpart of this Agreement and such other documents or agreements as shall be reasonably requested by the Company to confirm such Transferee's or such additional Member's admission as a Member and its agreement to be bound by the terms of this Agreement (as such Agreement may be amended, modified or supplemented as the Management Committee may deem reasonably appropriate to reflect a change or modification of the Company or of the respective Members hereunder, including such adjustment to Percentage Interest and in Capital Accounts as may be required), (iii) to the extent applicable, any Person that ultimately controls such Transferee will have executed such documents or agreements, in form and substance satisfactory to each such Member, as will be necessary to confirm such Person's agreement to be bound by the provisions of this Agreement applicable to the transferor and to effectuate the assumption by such Person of the rights and obligations of such transferor under this Agreement, (iv) in the case of additional Members, their making contributions to the capital of the Company, to the extent provided herein or otherwise required by the Management Committee and (v) in the case of

Transferee, such Transfer would not, in the opinion of counsel to the Company, jeopardize the status of the Company as a partnership for United States federal income tax purposes. Upon the satisfaction of the foregoing conditions, such Transferee and additional Member will be admitted to the Company as a Member and will be listed in the books and records of the Company as a Member, and the Transferee will succeed to the rights and obligations of the transferor Member under this Agreement. Immediately following such admission, the transferor will cease to be a Member of the Company. Anything herein to the contrary notwithstanding, the Company and the Management Committee shall be entitled to treat the transferor of Interests as the absolute owner thereof in all respects, and shall incur no liability for distributions made in good faith to the transferor, until such time as a Transfer meeting all of the requirements of this Article IX has been made.

          9.7     BUYBACK RIGHT.

          (a)     [****(*)]

          (b)     [****(*)]

          (c) The Buyback Right shall not be subject to the Right of First Offer pursuant to Section 9.2. The Buyback Right may be exercised multiple times so long as the condition set forth in Section 9.7(a) is satisfied at the time of such exercise.

          (d) The Buyback Right is transferable to Affiliates of the Managing Members. Except for such transfers, the Buyback Right of a Managing Member is only transferable with the written consent of the other Managing Member and expires on a Transfer by a Managing Member of its entire Percentage Interest without such consent.

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                                    ARTICLE X

                        COMPANY BUSINESS PLAN AND BUDGET

          10.1    APPROVAL OF PROPOSED COMPANY BUSINESS PLAN AND BUDGET.

          (a) At least sixty (60) days prior to the end of each Fiscal Year, the Managers shall cause to be prepared and presented to the Management Committee a proposed company business plan and budget (each, a "PROPOSED COMPANY BUSINESS PLAN AND BUDGET") for the next succeeding Fiscal Year, for consideration and approval by the Management Committee. The Proposed Company Business Plan and Budget shall include a comprehensive business plan for the Therapeutic Uses and Non-Therapeutic Uses. The first such Proposed Company Business Plan and Budget, for Fiscal Year 2003, shall be agreed to by each of the Managing Members on or before the sixtieth (60th) day following the Effective Date. The Members currently anticipate, but do not commit, that the budgeted amount within the Proposed Company Business Plan and Budget for Fiscal Year 2003 shall be [****(*)], subject to the availability of third party financing.

          (b) The Proposed Company Business Plan and Budget for any Fiscal Year shall be subject to approval by the Management Committee. The Management Committee shall approve the Proposed Company Business Plan and Budget as proposed or with modifications as determined by the Management Committee in its sole discretion. Upon approval by the Management Committee, at least thirty (30) days prior to the end of the Fiscal Year, the Management Committee shall provide such Proposed Company Business Plan and Budget to the Managing Members for their approval. Upon approval by the Managing Members, it shall become the Company Business Plan and Budget for such Fiscal Year, subject to changes or modifications in accordance with the Quarterly Company Business Plan and Budget under Section 10.2.

          10.2    QUARTERLY COMPANY BUSINESS PLAN AND BUDGET. At least thirty
(30) days prior to the end of each fiscal quarter, the Managers shall cause to be prepared and submitted to the Management Committee a proposed Company Business Plan and Budget for the next succeeding fiscal quarter (each, a "PROPOSED QUARTERLY COMPANY BUSINESS PLAN AND BUDGET"). The Management Committee shall approve the Proposed Quarterly Company Business Plan and Budget as proposed or with modifications as determined by the Management Committee in its sole discretion. Upon approval by the Management Committee and at least fourteen
(14) days prior to the end of the fiscal quarter, the Management Committee shall provide such Proposed Quarterly Company Business Plan and Budget to the Managing Members for their approval. Upon approval by the Managing Members, it shall become the Quarterly Company Business Plan and Budget for such fiscal quarter.

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                                   ARTICLE XI

             MEMBER REPRESENTATIONS AND WARRANTIES; MEMBER COVENANTS

          11.1 MEMBER REPRESENTATIONS AND WARRANTIES. As of the date hereof (or the date of execution of this Agreement if a Member admitted after the date hereof), each Member, solely with respect to itself, represents and warrants to all other Members as follows:

          (a) The Member (i) has been duly organized and is a validly existing corporation, limited liability company, limited partnership or general partnership, and if applicable, is in good standing under the laws of the jurisdiction of its organization and (ii) has full power and authority to enter into and perform this Agreement.

          (b) This Agreement has been duly authorized, executed and delivered by it and constitutes its valid and binding obligations, enforceable against it in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar Laws and equitable principles relating to or limiting creditors' rights generally.

          11.2 COVENANT NOT TO COMPETE. For as long as a Member has any Interest in the Company, such Member and its Affiliates shall not directly or indirectly, own, manage, operate, control, finance or participate in the ownership, management, operation or control of, any Person other than the Company which is engaged in the development, manufacture, use, marketing, sale and commercialization of rhSA and products derived from or utilizing rhSA (excluding fusion proteins) for both Therapeutic Uses and Non-Therapeutic Uses (such business, "FIELD OF INTEREST") other than for the benefit of the Company in accordance with the terms of a Service Arrangement. Notwithstanding the provisions of this Section 11.2, Members may own no more than five percent (5%) of the outstanding voting stock of a publicly traded company that acquires, owns, develops, manages, operates, controls, participates in the management or control of, maintains, or continues an interest in a Competing Business. If the provisions of this Section 11.2 should ever be determined by a court of law to exceed the time or geographic limitations permitted by applicable law, then such provisions shall be deemed reformed to the maximum time or geographic limitations permitted by applicable law. In the event of a breach by any Member of the terms of this Section 11.2, any other Member and any of its Affiliates shall be entitled to institute legal proceedings to obtain damages for any such breach or to obtain the specific performance of this Agreement by such Member and to enjoin such Member from any further violation of this Section 11.2 and to exercise such remedies cumulatively or in conjunction with all other rights and remedies provided by law.

          11.3    FUTURE DEVELOPMENTS.

          (a) Any Invention or Improvement that is made, conceived or reduced to practice by or on behalf of the Company, or by or on behalf of a Managing Member in the course of a Managing Member providing services to the Company pursuant to a written agreement or arrangement (including, without limitation, pursuant to their respective Service Agreements) (a "SERVICE ARRANGEMENT"), shall be the exclusive property of the Company, and the Managing Members hereby assign and agree to assign all of their rights, title and interest in and to any such

Inventions or Improvements to the Company; PROVIDED, HOWEVER, that any such Invention or Improvement that has application outside of the Field of Interest shall: (i) be owned by GTC if GTC was the Managing Member providing such services and such Invention or Improvement relates to the GTC Core Business; or
(ii) be owned by Fresnius Kabi if Fresenius Kabi was the Managing Member providing such services and such Invention or Improvement relates to the Fresnius Core Business. If any such Invention or Improvement not covered by clauses (i) or (ii), above, has applicability outside of the Field of Interest, then the Company shall, upon the written request of the Managing Member that made such Invention/Improvement, grant such Managing Member a fully-paid, royalty-free, worldwide, nonexclusive right and license, with the right to grant sublicenses, in and to such Invention/Improvement, for use outside the Field of Interest only, and shall provide access to any data or materials related to such Invention/Improvement; PROVIDED, HOWEVER, that if such Invention/Improvement:
(iii) is made by Fresenius but relates to the GTC Core Business, the Company shall instead grant such a license exclusively to GTC; or (iv) is made by GTC but relates to the Fresenius Core Business, the Company shall instead grant such a license exclusively to Fresenius. The Company and the Managing Members hereby covenant and agree that any such Service Arrangements shall contain terms and conditions consistent with all of the foregoing.

          (b) If a Member of the Company makes, conceives or reduces to practice, any Invention or Improvement that may have applicability within the Field of Interest, other than pursuant to a Services Arrangement, then such Member (the "INVENTING MEMBER"), shall own all right, title and interest in such Invention and/or Improvement, but shall immediately notify the Company and the Managing Members (other than the Inventing Member, the "NON-INVENTING MANAGING MEMBERS"). If requested by any Non-Inventing Managing Member, or by the Company, then the Inventing Member shall grant to the Company a fully-paid, royalty-free, worldwide, exclusive right and license, with the right to grant sublicenses, in and to such Invention and Improvement, for use within the Field of Interest only, and shall provide the Company access to any data or materials related to such Invention or Improvement. The Inventing Member shall further notify the Company and the Non-Inventing Managing Members immediately of a decision to file a patent application with respect to such Invention or Improvement.

          (c) For the avoidance of doubt, and without limiting the foregoing, it is the intention of the Company and the Members to make available to the Company, by ownership, license or sublicense, all Inventions and Improvements within the Field of Interest including, without limitation, any such Inventions or Improvements made by a Member or by a third party service provider.

          11.4 NO FURTHER OBLIGATIONS. NEITHER MANAGING MEMBER SHALL BE LIABLE OR OTHERWISE RESPONSIBLE FOR ANY FURTHER CAPITAL OR OTHER CONTRIBUTIONS, FUNDING, FINANCING, GUARANTEES OR TAX OR OTHER OBLIGATIONS, LOSSES, DEBTS OR LIABILITIES OF THE COMPANY. TO THAT END, NONE OF THE COMPANY, FRESENIUS KABI, OR GTC SHALL HAVE THE POWER OR AUTHORITY TO FORCE, COMPEL OR REQUIRE FRESENIUS KABI OR GTC TO MAKE ANY FURTHER CAPITAL OR OTHER CONTRIBUTIONS, PROVIDE FUNDING, FINANCING OR GUARANTEES, OR TO BEAR RESPONSIBILITY FOR ANY TAX OR OTHER OBLIGATIONS, DEBTS OR LIABILITIES OF THE COMPANY.

                                   ARTICLE XII

                               GENERAL PROVISIONS

          12.1 NOTICES. Wherever provision is made in this Agreement for the giving of any notice, such notice shall be in writing and shall be deemed to have been duly given if mailed by first class mail, postage prepaid, addressed to the party entitled to receive the same or delivered personally to such party at the address specified below, or if delivered personally, sent by facsimile transmission or sent by overnight courier. All notices shall be given, if to the Company, to:

          Taurus hSA LLC
          c/o GTC Biotherapeutics, Inc.
          175 Crossing Boulevard, Suite 410
          Framingham, MA 01702
          Attention: General Manager
          Facsimile No.: (508) 271-3504

          with a copy to each of the Members;

          if to Fresenius Kabi to:

          Fresenius Kabi Aktiengesellschaft
          Else-Kroner Strasse 1
          Bad Homburg v.d.H.
          Germany
          Attention: President
          Facsimile No.: 011-49-6172-608-2251

          with a copy to:

          Fresenius Aktiengesellschaft
          Else-Kroner Strasse 1
          Bad Homburg v.d.H.
          Germany
          Attention: General Counsel, Law Department
          Facsimile No.: 011-49-6172-608-2251

          if to GTC:

          GTC Biotherapeutics, Inc.
          175 Crossing Boulevard, Suite 410
          Framingham, MA 01702
          Attention: President
          Facsimile No.: (508) 271-3491

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

          with a copy to:

          Palmer & Dodge LLP
          111 Huntington Avenue
          Boston, MA  02199-7613
          Attention: Nathaniel S. Gardiner, Esq.
          Facsimile No.: 617-227-4420

or to such other address, in any such case, as any party hereto shall have last designated by notice to the other party. Notice shall be deemed to have been given on the day that it is so delivered personally or sent by facsimile transmission and the appropriate confirmation received or, if sent by overnight courier, shall be deemed to have been given one day after delivery to the courier company, or if mailed, three days following the date on which such notice was so mailed.

          12.2    CONFIDENTIAL INFORMATION.

          (a) Each party shall keep in strict confidence and secrecy all of the Confidential Information of the other parties and shall not disclose the same to any person or firm whatsoever during the term of this Agreement and for a period of five (5) years thereafter, unless such Confidential Information becomes public knowledge through no act or fault on the part of such party, except that either party may disclose Confidential Information or any part thereof,

                  (1) Subject to the limitations set forth below, to its subsidiaries, officers, directors, employees, and agents for the purpose of performing its obligations hereunder; or

                  (2) Pursuant to compulsory legal process or as may otherwise be required by applicable Law, but only after having made reasonable efforts to secure the court's or other Governmental Entity's order to limit production, use and disclosure of said information for the purposes of the proceeding and to the narrowest class of disclosure practicable under the circumstances.

          (b) Each party agrees to limit the above-contemplated disclosure of Confidential Information to only those of its directors, officers, employees and authorized agents who need to know and whose access to such information is necessary for the proper discharge of such party's functions and responsibilities under this Agreement, and further agrees to take all reasonable safeguards so as to protect the secret and proprietary nature of such information and to prevent the unauthorized use, reproduction, disclosure or other dissemination thereof. Prior to disclosing any Confidential Information of a party hereto, or any part thereof to any of its authorized agents, or to permitted researchers, the party intending to make such disclosure shall obtain from each such person an agreement in which such person agrees to keep in strict confidence and secrecy all of the information disclosed to him or her under the provisions of this clause. Each party shall be responsible for the disclosure of any Confidential Information contrary to the provisions of this Section 12.2 by its directors, officers, employees, authorized agents, and permitted researchers.

          (c) The provisions of this Section 12.2 shall not apply to the extent of and under the following conditions: (i) the information is subsequently otherwise legally acquired by a party hereto from a third party whose disclosure thereof is not in any breach of any applicable confidentiality obligation; (ii) the information is in or comes into the public domain or is or becomes generally known in the industry otherwise than by a breach of this Agreement or any other applicable confidentiality obligation, (iii) prior to disclosure under this Agreement, the information was already in the possession of the receiving Member or its Affiliates, provided that such information was not obtained directly or indirectly from the other party under this Agreement in confidence; or (iv) the information can be shown by written documents to have been independently developed by the receiving Member or its Affiliates without breach of any of the provisions of this Agreement. In the event that any material disclosure under (i) or (ii) occurs, such party shall after receiving knowledge thereof promptly notify the other parties of the occurrence of such event.

          (d) The parties shall not disclose any material information about this Agreement without the consent of the other parties. Consent shall not be required, however, for disclosures to tax authorities, provided, that in connection with such disclosure, each party agrees to use its reasonable efforts to secure confidential treatment of such information. Each party shall have the further right to disclose the terms of this Agreement (i) as required by applicable Law, including the rules and regulations promulgated by the Frankfurt Securities and Exchange Commission or the NASDAQ Stock Exchange, provided the disclosing party provides to the other parties a copy of the information to be disclosed and subject to the remainder of this clause (d), an opportunity to comment thereon not less than 5 Business Days (or such shorter period as may be available under applicable Law) prior to such disclosure, and (ii) to underwriters, investment, merchant or commercial bankers and financial advisors in connection with due diligence investigations of the party by any such person. Any copy of this Agreement required to be disclosed pursuant to item (i) of the previous sentence shall be redacted to delete Confidential Information to the maximum extent permitted by Law or the rules of the organizations referred to therein. If any party determines that a release of such regulatory authority is required by law it shall, to the extent practicable in light of legal requirements relating to such release, notify the other parties in writing as soon as practicable prior to the time of the proposed release. At the other party's request and before the release (if time permits under applicable Law), the party seeking disclosure shall consult with the other parties on the necessity of such disclosure and the text of the proposed release. Nothing in this Section 12.2 shall preclude the disclosure of this Agreement or the transactions contemplated hereby to the respective boards of directors or management committees of the parties for the purpose of obtaining corporate authorization of this Agreement and such transactions.

          (e) Each party acknowledges that any violation by it of its obligations under this Section 12.2 may cause irreparable injury to the other party for which damages may not be adequate compensation. Therefore, in addition to all other remedies available at law or in equity, the non-violating party will be entitled to seek injunctive relief in the event of a violation or threatened violation of this Section 12.2 by the other party.

          12.3 USE OF NAMES. Neither of Fresenius Kabi nor GTC shall use the name of the other party in any advertising or any form of publicity, including press releases, without the prior written consent of the other party.

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          12.4    ENTIRE AGREEMENT; NON-WAIVER. This Agreement and any other agreement entered into contemporaneously herewith constitute the entire agreement of the parties hereto and thereto with respect to the subject matter hereof and thereof, and supersede all other prior agreements or undertakings with respect thereto, both written and oral. No delay on the part of any party in exercising any right hereunder shall operate as a waiver thereof, nor shall any waiver, express or implied, by any party of any right hereunder or of any failure to perform or breach hereof by any other party constitute or be deemed a waiver of any other right hereunder or of any other failure to perform or breach hereof by the same or any other Member, whether of a similar or dissimilar nature thereof.

          12.5 AMENDMENTS AND WAIVERS. Any provision of the Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by all of the Managing Members and any other Member which would be materially adversely affected by such amendment, or, in the case of a waiver, by the party or parties against whom the waiver is to be effective; PROVIDED that this Agreement shall be deemed amended from time to time to reflect the admission of any new Member and the adjustment of the Percentage Interests of the Members resulting from any Transfer, capital contribution or otherwise, in each case that is made in accordance with the provisions hereof.

          12.6 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns. This Agreement is for the sole benefit of the parties hereto, their respective successors and permitted assigns and, to the extent provided in this Agreement, the Indemnified Persons and, except as otherwise expressly contemplated herein, nothing herein expressed or implied shall give or be construed to give any other Person any legal or equitable rights hereunder.

          12.7 RESOLUTION OF DISPUTES. Any dispute arising in connection with this Agreement that is not resolved pursuant to Section 6.7, including any question regarding its existence, validity or termination, is to be referred to and finally resolved by arbitration under the Rules of the Arbitration Court of the International Chamber of Commerce, Paris (France), which rules are deemed to be incorporated by reference into this clause, and except for (a) proceedings commenced to enforce an arbitration award and (b) proceedings commenced for specific performance of Sections 11.2 and 12.2, each party hereby irrevocably waives its right to commence any proceedings in any court with respect to any matter arising under this Agreement. The tribunal shall consist of a sole arbitrator appointed jointly by the parties. In the case of the parties failing to choose a sole arbitrator, the tribunal shall consist of three arbitrators, two of whom shall be appointed by the respective parties and the third arbitrator shall be appointed jointly by the first two, all three of whom shall be lawyers. The place of arbitration shall be the location of the defendant in any proceeding or such other location as the parties shall jointly agree. The language of the arbitration shall be English. No arbitrator shall be an Affiliate, employee, officer or director of either party or of their respective Affiliates, nor shall any Arbitrator have any interest that would be affected in any material respect by the outcome of the dispute. The decision of the sole arbitrator or of a majority of the arbitrators, where applicable, shall be final and binding on the parties and their respective successors and assigns. The decision shall not be subject to appeal or judicial review except in circumstances of fraud. The tribunal shall determine the proportions in which the parties shall pay the costs of the tribunal.

          12.8 FURTHER ASSURANCES. Each of the Members hereby agrees to execute and deliver all such other and additional instruments and documents and to do such other acts and things, at the request of the Management Committee, as may be reasonably necessary or appropriate to carry out the intent and purposes of this Agreement.

          12.9 APPLICABLE LAW. This Agreement shall be governed by and construed under and in accordance with the laws of the State of Delaware without regard to conflicts of law principles.

          12.10 SEVERABILITY. If any provision of this Agreement shall be declared to be invalid, illegal or unenforceable, such provision shall survive to the extent it is not so declared, and the validity, legality and enforceability of the other provisions hereof shall not in any way be affected or impaired thereby, unless such action would substantially impair the benefits to the parties of the remaining provisions of this Agreement.

          12.11 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.


            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or caused this Agreement to be executed, by their respective duly authorized officers, on the date first above written.

                                    FRESENIUS KABI HOLDING, INC.


                                    By: /s/ Matthias Fenner
                                       -----------------------------------------
                                       Name: Matthias Fenner
                                       Title: Authorized Representative


                                    GTC BIOTHERAPEUTICS, INC.


                                    By: /s/ Geoffrey F. Cox
                                       -----------------------------------------
                                       Name: Geoffrey F. Cox
                                       Title: Chairman & Chief Executive Officer

                                   SCHEDULE A

                             GTC CONTRIBUTED ASSETS
                             (INTELLECTUAL PROPERTY)

     GTC shall contribute to the Company the following intellectual property, as more fully described in, and subject to the provisions of, the Contribution and License Agreement by and between GTC and the Company dated December 20, 2002 and effective January 1, 2003:

[****(*)]


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(*) Confidential Treatment has been requested for the marked portion.

                                 Schedule A - 1

                                   SCHEDULE B

                              PERCENTAGE INTERESTS


               MEMBER                          PERCENTAGE INTEREST
           -------------------------------------------------------
           Fresenius Kabi                         [****(*)]
           -------------------------------------------------------
               GTC                                [****(*)]
           -------------------------------------------------------


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(*) Confidential Treatment has been requested for the marked portion.

                                 Schedule B - 1

                                   SCHEDULE C

                  INCURRED AND FORECASTED 2002 EXPENSES OF GTC

[****(*)]


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(*) Confidential Treatment has been requested for the marked portion.

                                 Schedule C - 1

                                   SCHEDULE D

                      PRINCIPAL TERMS OF SERVICE AGREEMENTS

GTC SERVICE AGREEMENTS

The Company shall have the benefits in the Field of Interest accruing to GTC pursuant to the Existing Service Arrangements; provided, however that, in the case of any expenses under the Exclusive Development and License Agreement with Advanced Cell Technology, the Company shall only have to pay for services directly related to the Field of Interest.

GTC shall not charge the Company any fees other than passing on fees actually paid to the third party service providers under the Existing Service Arrangements, which the Company shall promptly pay.

The Company shall be involved in any renegotiation, modification, supplementation or amendment of the Existing Service Arrangements. The Company shall approve any modification, supplement or amendment to any Existing Service Arrangements that relates primarily to the Field of Interest, and shall be a party thereto.

The Company shall be a party to any new agreement with a third party involving the Field of Interest, including without limitation, any agreement entered into with [****(*)]


----------
(*) Confidential Treatment has been requested for the marked portion.

                                 Schedule D - 1